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                                                                    EXHIBIT 10.2

                         SUNSET NORTH CORPORATE CAMPUS


                                LEASE AGREEMENT

                                    BETWEEN

                       WRC SUNSET NORTH LLC ("LANDLORD"),


                                      AND


                      ONYX SOFTWARE CORPORATION ("TENANT")
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                             OFFICE LEASE AGREEMENT

     This OFFICE LEASE AGREEMENT (THE "LEASE") IS MADE AND ENTERED INTO AS OF THE 26TH DAY OF JUNE, 1998, BY AND BETWEEN WRC SUNSET NORTH LLC, A WASHINGTON
     ----
LIMITED LIABILITY COMPANY ("LANDLORD") AND ONYX SOFTWARE CORPORATION, A WASHINGTON CORPORATION ("TENANT").

         ARTICLE 1:  BASIC LEASE INFORMATION; DEFINITIONS

          A. The following are some of the basic lease information and defined terms used in this Lease.

              1. "Additional Base Rental" shall mean Tenant's Pro Rata Share of Basic Costs and any other sums (exclusive of Base Rental) that are required to be paid by Tenant to Landlord hereunder, which sums are deemed to be additional rent under this Lease. Additional Base Rental and Base Rental are sometimes collectively referred to herein as "Rent".

              2. "Base Rental" shall mean Twenty-One Dollars ($21.00) per rentable square foot of the Premises per year during years one (1) through five
(5) of the Lease Term. At the beginning of the sixth (6th) year of the Lease Term, Base Rental shall be increased by the same percentage that the Index (as defined below) has increased since the Commencement Date, provided that Base Rental shall not be more than Twenty-Four and 80/100 Dollars ($24.80), nor be less than Twenty-One Dollars ($21.00), per rentable square foot of the Premises per year. Base Rental shall be payable by Tenant in monthly installments.

              3. "Building" shall mean the office building commonly known as Building 3 of Sunset North Corporate Campus, located at the Northeast corner of 139th Avenue Southeast and Southeast 32nd Street, Bellevue, King County, Washington.

              4. "Campus" means the Sunset North Corporate Campus located at the Northeast corner of 139th Avenue Southeast and Southeast 32nd Street in Bellevue, King County, Washington. The Campus contains the Building (commonly known as Building 3), and the office buildings commonly known as Building 4 and Building 5. All three of the buildings contain five (5) floors with approximately thirty-one thousand five hundred (31,500) rentable square feet per floor.

              5. The "Commencement Date," "Initial Lease Term," "Lease Term" and "Termination Date" shall have the following meanings: The "Initial Lease Term" shall mean a period of eighty-four (84) months commencing on the later to
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occur of (1) May 21, 1999, (the "Target Commencement Date"); and (2) the date upon which Landlord Work in the Premises has been substantially completed, as such date is determined pursuant to Section 3(A) hereof (the later to occur of such dates being defined as the "Commencement Date"). The "Termination Date" shall, unless sooner terminated as provided herein, mean the last day of the Lease Term. Notwithstanding the foregoing, if the Termination Date, as determined herein, does not occur on the last day of a calendar month, the Lease Term shall be extended by the number of days necessary to cause the Termination Date to occur on the last day of the last calendar month of the Lease Term. Tenant shall pay Base Rental and Additional Base Rental for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension. Tenant has the option of extending the term of this Lease beyond the Initial Lease Term pursuant to the provisions of Section 5(C) below. The term of this Lease, as so extended, is referred to in this Lease as the "Lease Term."

          6. "Index" shall mean the "Consumer Price Index (United States City Average for All Urban Consumers) - All Items (Reference Base 1982-84=100)" published by the United States Department of Labor, Bureau of Labor Statistics. In the event the Index shall hereafter be converted to a different standard reference base or otherwise revised, the determination of the percentage increase shall be made with the use of such conversion factor, formula or table for converting such index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion, factor, formula or table as may be published by Prentice Hall, Inc. or any other nationally recognized publisher of similar statistical information. In the event any such index shall cease to be published, then for the purposes of this Section, there shall be substituted such other index as Landlord shall reasonably determine. References to the Index as of a particular date shall mean the Index most recently published on such date.

          7. "Initial Premises" shall mean the area located on the third (3rd), fourth (4th) and fifth (5th) floors of the Building, as outlined on Exhibit A attached hereto and incorporated herein, containing approximately ninety-four thousand one hundred and thirty-five (94,135) rentable square feet of area. The Initial Premises shall not include the outdoor deck on the fifth (5th) floor of the Building, which area contains approximately five hundred ten (510) rentable square feet, unless that area is enclosed and made part of the Premises. The area of the Premises may be adjusted or expanded in accordance with the provisions of Section 5(A) below. The Initial Premises, as later modified or expanded, is referred to in this Lease as the "Premises."

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          8.   "Permitted Use" shall mean only sales, general office, software research, engineering, development and testing, and administration, together with uses ancillary thereto (such as cafeteria).

          9. "Rentable Area," "rentable square feet" and similar terms shall mean Rentable Area as determined in accordance with the American National Standard Method of measuring floor space in office buildings as published by the Building Owners and Managers Association International dated June 7, 1996 ("BOMA").

          10.  "Security Deposit" shall mean the amount described in
Article 9 below.

          11. "Tenant's Pro Rata Share" shall mean sixty and 83/100 percent (60.83%), which is the quotient (expressed as a percentage), derived by dividing the Rentable Area of the Premises (94,135 square feet) by the Rentable Area of the Building (154,742 square feet).

          12. "Notice Addresses" shall mean the following addresses for Tenant and Landlord, respectively:

     Tenant: On and after the Commencement Date, notices shall be sent to Tenant at the Premises, to the attention of the Chief Financial Officer, with a copy to Facilities Manager.

     Prior to the Commencement Date, notices shall be sent to Tenant at the following address:

     Onyx Software Corporation
     330-120th Avenue NE; Suite C210
     Bellevue, WA  98005
     Attention:  Chief Financial Officer
     With a Copy To: Facilities Manager

     Landlord:  WRC Sunset North LLC
     c/o Wright Runstad & Company
     Suite 2000
     1191 Second Avenue
     Seattle, WA 98101
     Attention:  Jon F. Nordby

          B. The following are additional definitions of some of the defined terms used in the Lease.

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          1.  "Basic Costs" shall mean all costs and expenses paid or incurred in connection with operating, maintaining, repairing, managing and owning the Building and the Property, as more particularly described in Section 7(B) hereof.

          2.  "Broker" means Broderick Group, Inc.

          3. "Building Standard" shall mean the type, grade, brand, quality and/or quantity of materials Landlord designates from time to time to be the minimum quality and/or quantity to be used in the Building, provided that Tenant may substitute non-Building Standard items with Landlord's prior written approval, such approval not to be unreasonably withheld. Landlord may condition any such approval upon the requirement that Tenant replace such non-Building Standard items with Building Standard items at the expiration of the Lease Term.

          4. "Business Day(s)" shall mean Mondays through Fridays exclusive of the normal business holidays ("Holidays") of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Landlord, from time to time during the Lease Term, shall have the right to designate additional Holidays, provided that such additional Holidays are commonly recognized by other office buildings in the area where the Building is located.

          5. "Common Areas" shall mean those areas provided for the common use or benefit of all tenants generally and/or the public, such as corridors, elevator foyers, common mail rooms, restrooms, vending areas, lobby areas (whether at ground level or otherwise) and other similar facilities.

          6. "Landlord Work" shall mean the construction of the shell and core of the Building, including the Common Areas. The Landlord Work is described on Exhibit D attached hereto.

          7. "Normal Business Hours" for the Building shall mean 7:00 a.m. to 6:00 p.m. Mondays through Fridays, and 7:00 a.m. to 12 noon on Saturdays, exclusive of Holidays.

          8. "Prime Rate" shall mean the per annum interest rate publicly announced by Seattle-First National Bank or any successor thereof from time to time (whether or not charged in each instance) as its prime or base rate in Seattle, Washington.

          9. "Property" shall mean the Building and the parcel(s) of land on which it is located and, at Landlord's discretion, the Building garage, if any,

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and all other improvements owned by Landlord and serving the Building and the tenants thereof and the parcel(s) of land on which they are located.

          10. "Initial Tenant Improvements" shall mean the tenant improvements to be constructed in the Initial Premises pursuant to Tenant's plans and specifications, as approved by Landlord pursuant to the terms of Exhibit D attached hereto, and "Tenant Improvements" shall include the Initial Tenant Improvements.

                            ARTICLE 2:  LEASE GRANT

     Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the right, in common with others, to use the Common Areas.

             ARTICLE 3:  ADJUSTMENT OF COMMENCEMENT DATE/POSSESSION

3.1  COMMENCEMENT DATE

     Landlord and Tenant shall use their best efforts to complete the Building and the Initial Tenant Improvements in accordance with Exhibit D hereto on the Target Commencement Date or as soon thereafter as practicable.

     The determination of the Commencement Date with respect to the Initial Premises shall depend on which contractor is selected to construct the Initial Tenant Improvements. If Tenant selects the contractor engaged by Landlord to construct the shell and core of the Building (the "Shell and Core Contractor"), Landlord shall use its commercially reasonable best efforts to cause the Commencement Date to occur by May 21, 1999. If the Shell and Core Contractor's bid is the lowest received by Tenant for the construction of the Tenant Improvements, or is within two percent (2%) of the lowest bid received, and Tenant chooses a contractor other than the Shell and Core Contractor, the Commencement Date shall be deemed to occur on the date that it otherwise would have occurred had the Shell and Core Contractor been chosen to construct the Initial Tenant Improvements (as reasonably determined based on the Shell and Core Contractor's proposed schedule included in its tenant work bid.) If the Shell and Core Contractor is not the lowest bidder or within two percent (2%) of the low bidder, and Tenant chooses such low bidder, the Commencement Date shall be deemed to occur on the earlier of (i) the date five (5) weeks after that date that it otherwise would have occurred had the Shell and Core Contractor been chosen to construct the Initial Tenant Improvements (as reasonably determined based on the Shell and Core Contractor's proposed schedule included in its tenant work bid), or (ii) the date the Commencement Date would otherwise occur pursuant to the

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following paragraph. All of the foregoing dates are subject to the delay provisions contained in Section 3(d) below. The contractor so selected to construct the Tenant Improvements shall be hereinafter referred to as the "Tenant Improvements Contractor."

     The Commencement Date with respect to the Initial Premises shall be deemed to occur on (A) the later of (I) the completion date specified in the notice ("30 Day Notice") delivered to Tenant at least thirty (30) days prior to the date that the Initial Premises will be completed for occupancy or (II) the date the entirety of the Initial Premises is in fact delivered to Tenant with all of Landlord's Work and the Initial Tenant Improvements substantially completed, or
(B) such earlier date as Landlord would have been able to so deliver the entire Premises to Tenant but for Tenant Delay (defined below). Subject to Tenant Delay or other causes beyond Landlord's control, Landlord shall use its best efforts to deliver the Premises to Tenant no later than the completion date specified in the 30 Day Notice. Notwithstanding the foregoing, the Commencement Date shall be deemed to have occurred with respect to the Initial Premises on the date Tenant first occupies the Initial Premises for normal business operations, if such date is earlier than the dates described above.

     The Commencement Date shall not be deemed to occur until the following conditions shall have been satisfied by Landlord:

          (1) The utility and other systems servicing the Building and necessary for the operation of the Building or Tenant's occupancy and full enjoyment of the Initial Premises (such as elevators, plumbing, heating, ventilating, air conditioning, electrical and security systems) shall be completed and in good order and operating condition except for (A) details of construction, decoration and mechanical adjustments which do not materially interfere with Tenant's use of the Initial Premises, and (B) any part thereof the non-completion of which shall be due to Tenant Delay;

          (2) Landlord (A) shall have obtained a temporary Certificate of Occupancy for the Initial Premises, or (B) would have been entitled to the issuance of a temporary Certificate of Occupancy for the Initial Premises, but for Tenant Delay;

          (3) The lobby of the Building and the entrances and public portions (including the garage), stairways, corridors and elevators (including freight elevators) of the Building, shall have been finished (except for details of construction, decoration and mechanical adjustments which do not materially detract from the appearance of such areas or materially interfere with their use for normal purposes) and shall be in a clean and orderly condition affording reasonable access to

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all portions of the Initial Premises, or would be in such condition but for
Tenant Delay; and

          (4) The exterior of the Building (including the installation of glass therein) shall have been completed except for (A) minor portions thereof which in the aggregate do not materially affect Tenant's use of the Premises, and (B) any part thereof the non-completion of which shall be due to Tenant Delay.

     As used herein, the term "Tenant Delay" shall mean, as to any delay experienced by Landlord in its work on the Building or the Tenant Improvements,
(a) any interference or delay caused by occurrences within the reasonable control of Tenant; (b) any delay caused by Tenant's failure or refusal to furnish plans, or approve or disapprove plans for the Tenant Improvements, within the periods set out in Exhibit D; (c) any delay attributable to changes in or additions to Landlord's plans requested by Tenant or Tenant's selection of non-Building Standard Tenant Improvements; (d) any other delay in acts of Tenant required under Exhibit D; or (e) any delay attributable to Tenant's selection as the Tenant Improvement Contractor of a party other than the Shell and Core Contractor, as described in this Section 3(A); provided that the foregoing clauses (a) through (e) shall apply only to the extent that such delay impedes or otherwise adversely affects Landlord's work or the schedule for preparing the Premises for occupancy. Landlord shall notify Tenant as soon as reasonably possible when Landlord becomes aware of an event constituting Tenant Delay.

     The occurrence of the Commencement Date prior to the completion in full of all work required to be performed by Landlord as provided herein shall not relieve Landlord of its obligation thereafter to complete the same with due dispatch and in a workmanlike manner. Without waiving any rights of Tenant, Landlord, Tenant, and Landlord's and Tenant's architects shall prepare within thirty (30) days after the Commencement Date or as soon thereafter as practicable a "punch-list" which shall consist of the items that have not been, but should have been, finished or furnished by Landlord in the Premises. Upon presentation of such punch-list to Landlord, Landlord shall, with all due diligence, proceed to complete and furnish all punch-list items. If such items relate to shell and core work, they shall be completed at Landlord's sole cost and expense. If such items relate to Tenant Improvements, they shall be paid in the same manner that the costs of Tenant Improvements are paid. If within thirty (30) days after presentation of the punch-list, Landlord shall not have commenced, and be proceeding with due diligence, to complete and furnish such items, or if Landlord thereafter fails to prosecute its work to completion with due diligence, Tenant may deliver written notice of such failure to Landlord, and if Landlord does not commence and proceed with due diligence to complete such work within ten (10) days after

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Landlord's receipt of such notice, Tenant may complete such items and, to the extent Landlord is responsible for such costs as set forth above, Landlord will reimburse Tenant upon demand for the reasonable costs incurred by Tenant for such work. If such costs are properly chargeable to Landlord and are not paid within ten (10) days after demand, such costs shall be credited to and deducted from Tenant's next monthly installments of Rent and Additional Rent payable hereunder as an offset against such amounts owing by Tenant. Any such punch-list items which do not materially interfere with Tenant's enjoyment of the portion of the Premises involved shall not delay the Commencement Date with respect thereto.

     Landlord shall promptly correct all defects in Landlord's Work and Tenant Improvement work performed by the Tenant Improvement Contractor, and all failures of such work to conform to the plans and specifications for such work which have been agreed upon by Landlord and Tenant, which defects or non-conformities are discovered before or within one year after the date upon which Tenant first occupies the Premises. Landlord shall bear all costs of correcting Landlord's Work and, to the extent caused by the act or omission of Landlord, Tenant Improvement work performed by the Tenant Improvement Contractor.
Landlord and Tenant shall each give the other prompt written notice after discovering the existence of any such defects or non-conformities in Landlord's work and Tenant Improvement work performed by the Tenant Improvement Contractor.

3.2  DELAYS

     In the event, due to delays from any cause other than Tenant Delay or other delays beyond the reasonable control of Landlord, the Initial Premises are not available for occupancy by Tenant and the Commencement Date shall not have occurred by July 1, 1999, then Landlord shall reimburse Tenant for any holdover rent premium or other rent differential payable by Tenant in its current space (excluding normal base rent and any consequential damages payable to Tenant's current landlord), and Tenant shall in no event be required to pay rent simultaneously for both its current space and the Premises, provided in no event shall Landlord's liability as a result of such holdover exceed Forty Thousand Dollars ($40,000) per month. In addition, in the event, due to delays from any cause other than Tenant Delay, the Initial Premises are not available for occupancy by January 1, 2000, Tenant may elect, within thirty (30) days thereafter, to terminate this Lease.

3.3. INSTALLATION PERIOD

     Tenant shall have the right to enter the Premises at no cost for up to sixty (60) days prior to the Commencement Date for purposes of installing furniture, fixtures, cabling, wiring and equipment (the "Installation Period"), provided that the

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Installation Period shall not delay the Commencement Date. Tenant shall coordinate its work with the Shell and Core Contractor and the Tenant Improvements Contractor and shall not interfere with any such contractors or their subcontractors. Tenant shall not be charged Rent during the Installation Period unless Tenant has occupied the Premises during such period for normal business operations.

3.4  CONFIRMATION OF COMMENCEMENT DATE

     In the event the Commencement Date is established as a later or earlier date than the Target Commencement Date, Landlord and Tenant shall confirm the same in writing.

3.5  OWNERSHIP OF LAND

     Tenant is aware that as of the date this Lease is signed, Landlord does not own the Land. Landlord has a contractual right and obligation to purchase the Land, and hereby represents to Tenant that Landlord shall acquire fee ownership in the Land in sufficient time to perform all of its obligations hereunder.

                            ARTICLE 4:  TERMINATION

          A   Landlord anticipates that commencement of construction (as defined in Section 4(B)) on the Building shall occur on or before June 15, 1998. If Landlord has not commenced construction of the Building by August 1, 1998, or has not commenced construction of the Tenant Improvements by April 1, 1999, then, in either such event, at its option, Tenant may, by notice in writing to Landlord within thirty (30) days thereafter, terminate this Lease without any liability whatsoever to Landlord, except that any amounts Tenant has deposited with Landlord shall be returned to Tenant. Termination under the preceding sentence shall be the sole remedy at law or equity of Tenant. In addition to the foregoing, if Landlord has not commenced construction of the Building by February 15, 1999 for reasons beyond the reasonable control of Landlord, either Landlord or Tenant may, by delivery of written notice to the other, elect to terminate this Lease without any liability to the other, except that any amounts Tenant has deposited with Landlord shall be returned to Tenant. Termination under the preceding sentence shall be the sole remedy at law or equity of Tenant or Landlord. All of the foregoing dates shall be extended for delays caused by Tenant Delay, but not for delays caused by Force Majeure or other causes beyond Landlord's control.

          B. For the purposes of this Lease, "commencement of construction," "commenced construction," construction has commenced," "commencement of construction has occurred" and "commencing construction" shall mean, with respect

                                      -9-
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to the Building, that Landlord has acquired the Land, obtained the building permit for construction of the Building, and commenced excavation of the underground garage (and not merely surface grading), and with respect to the Initial Tenant Improvements, that Landlord has issued a release for construction to the Tenant Improvements Contractor.

                              ARTICLE 5:  PREMISES

5.1  INITIAL PREMISES

     The Initial Premises are depicted on Exhibit A attached hereto and contain approximately ninety-four thousand one hundred thirty-five (94,135) rentable square feet of area. The precise square footage of the Initial Premises shall be determined during Tenant's space planning process. The rentable area of the Initial Premises may be increased (subject to space availability) by an amount up to ten percent (10%) of the rentable area of the Initial Premises. If Tenant elects to so increase the Initial Premises, Tenant shall deliver written notice to Landlord no later than the date four (4) months after commencement of construction of the Building (as defined in Section 4(B) above). Any such increase shall be subject to Landlord's approval of Tenant's space plan for such modified space, such approval not to be unreasonably withheld.

5.2. EXPANSION OPTION

     Landlord hereby grants Tenant an option to expand ("Expansion Option") in accordance with the provisions of this Section 5(B). Landlord shall provide Tenant the option to lease between ten thousand (10,000) and twenty thousand (20,000) rentable square feet of area in the Building contiguous to the Premises, with such space being made first available to Tenant no sooner than the thirtieth (30th) month of the Lease Term and no later than the forty-eighth
(48th) month of the Lease Term. Landlord shall provide Tenant with written notice of the availability of such space at least twelve (12) months prior to the date such space will first be available. Such notice shall also include the size and location of such space and the lease terms upon which Landlord offers such space for lease. All such terms shall be at the fair market rate for a comparable lease with a comparable lease term in comparable first class buildings in the area. All such space shall be offered to Tenant in its current, "as is" condition, unless such space has not been previously improved, in which case the tenant improvement allowance provisions of Section 5(E) below shall apply. Tenant may elect to lease such space by delivering written notice to Landlord no later than the date nine (9) months prior to the date such space is available to Tenant. Provided Landlord has delivered timely notice of the availability of such space to Tenant, Tenant's failure to deliver such notice by such date shall be deemed a waiver of

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Tenant's election to exercise the Expansion Option. If Tenant elects to lease such space but Landlord and Tenant are unable to agree upon the terms of such lease by the date thirty (30) days after delivery of Tenant's notice to lease such space, the lease terms shall be determined by arbitration in accordance with the provisions of Section 5(C) below (except the rate so determined shall not be a renewal rate).

5.3  OPTION TO EXTEND

     Landlord hereby grants Tenant the option to extend the Lease Term for two
(2) periods of three (3) years each, upon all of the terms and conditions contained in this Lease, except for Base Rent. The Base Rent shall be one hundred percent (100%) of the projected net fair market rental rate on the effective date of such renewal for comparable term extensions for comparable space in comparable first class buildings in the area (the "Fair Market Renewal Rate"), provided that in no event shall the Fair Market Renewal Rate be less than the then current Base Rent being paid by Tenant. If Tenant wishes to exercise this extension option, Tenant shall provide written notice of its intent to extend at least twelve (12) months prior to the expiration of the then current Lease Term. Within thirty (30) days after receipt of such notice, Landlord shall inform Tenant of the proposed Base Rent and other extension terms. If Landlord and Tenant cannot agree on a Base Rent within sixty (60) days after Tenant's receipt of Landlord's notice, then Tenant may either (i) elect not to so extend the Lease Term; or (ii) irrevocably elect to extend the Lease Term with the market rent to be determined in accordance with the following binding arbitration provisions.

          (1) Within fifteen (15) days after Tenant's irrevocable election to extend the Lease term, Landlord and Tenant shall each identify an impartial person to act as a valuation expert and notify the other thereof. The expert specified in each such notice must be a commercial real estate professional having not less than ten (10) years' active experience as a real estate professional in the downtown and suburban office leasing market in Bellevue, Washington. If either party fails to appoint an expert within such fifteen (15) day period, then the determination of the expert first appointed shall be final, conclusive and binding on both parties.

          (2) The named experts shall together determine the Fair Market Renewal Rate. If the experts fail to agree on the Fair Market Renewal Rate within thirty (30) days of their appointment and the difference in their conclusions about Fair Market Renewal Rate is ten percent (10%) or less of the lower of the two determinations, Fair Market Renewal Rate shall be the average of the two determinations.

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          (3) If the two experts fail to agree on Fair Market Renewal Rate and the difference between the two determinations exceeds ten percent (10%) of the lower of the two determinations, then the experts shall appoint a third expert, similarly impartial and qualified, to determine the Fair Market Renewal Rate. Such third expert shall determine the Fair Market Renewal Rate within thirty
(30) days of his or her appointment, and the average of the determinations of the two closest experts is final, conclusive and binding on Landlord and Tenant. Landlord and Tenant shall each execute and deliver an agreement confirming annual rent for the extended term.

          (4) Landlord and Tenant shall each pay the fees of any expert appointed by Landlord and Tenant, respectively, and Landlord and Tenant shall each pay one-half ( 1/2) of the fees of the third expert, if any.

5.4  RIGHT OF FIRST OFFER

     Landlord hereby grants Tenant a continuing right of first offer in accordance with the provisions of this Section 5(D). Tenant shall have a right of first offer on all space in the Building which is currently available or which becomes available during the Lease Term. In the event Landlord is prepared to issue or issues a proposal to a third-party tenant for space in the Building, or receives an unsolicited offer from a third-party tenant on terms Landlord is willing to accept (but excluding responses to proposals of Landlord that have already been submitted to Tenant or that are received during the 60-day period described below), Landlord shall deliver a notice ("Landlord's Notice") to Tenant identifying the space subject to such proposal and the lease terms (including rent and tenant improvement allowance) that Landlord is offering to such third-party tenant. Tenant shall have five (5) business days after receipt of Landlord's Notice to elect to lease such space upon the terms and conditions contained in Landlord's Notice or, alternatively, to elect to lease such space at the then fair market rental value for such space. If Tenant elects to lease such space at its then fair market rental value and Landlord and Tenant are unable to agree on the fair market rental value of such space within thirty (30) days after Tenant's election to lease such space, the fair market rental value shall be determined in the same matter that the Fair Market Renewal Rate is determined in Section C above, except the rate shall be for expansion, as opposed to renewal, leases. If Tenant elects not to lease such space, or if Tenant fails to respond within such five (5) business day period, Landlord shall be free to lease such space (including space subject to any first offer, first refusal, expansion or option rights included in Landlord's Notice for such third-party tenant) to another party on any terms and conditions Landlord and such other party may agree upon. The space addressed in Landlord's Notice shall be resubmitted to Tenant under this Section 5(D) (i) if such space is not leased, pursuant to a signed

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lease agreement, with a party selected by Landlord within sixty (60) days after delivery of Landlord's Notice to Tenant (i.e. the selection of the party must occur within such 60-day period); and (ii) upon expiration of the term of the lease, including any extensions, of the party selected by Landlord within the 60-day period after delivery of Landlord's Notice. In addition to the foregoing, if Tenant is leasing at least one hundred thousand (100,000) square feet of rentable space in the Campus, Tenant shall have a right of first offer on the terms contained in this Section 5(D) over all space in Building 4 and Building 5 which is currently available or which becomes available during the Lease Term, provided that any other tenant in Building 4 or Building 5 that leases twenty thousand (20,000) rentable square feet or more may be granted additional (apart from those contained in such tenant's original lease) expansion rights, first offer rights or first refusal rights in Building 4 or Building 5 which will be prior to Tenant's right of first offer described herein. Landlord shall notify Tenant if any such rights are granted to other tenants.

5.5  FURTHER EXPANSIONS

     Apart from Tenant's Expansion Option and Right of First Offer described above, if Tenant agrees to expand into and occupies any other space in the Building, Building 4 or Building 5 prior to the end of the twelfth (12th) month of the Lease Term, Rent for such space shall be at the same rate as Rent for the Initial Premises, the Lease Term with respect to that expansion space shall be coterminous with that of the Initial Premises, and the Allowance will be the same as provided for the Initial Premises. If Tenant expands into such other space after the end of the twelfth (12th) month of the Lease Term, the Rent for such space shall be at the then fair market rental rate for comparable space in comparable buildings in the area of the Building, as Landlord and Tenant may agree, and if the space is unimproved, Landlord shall grant Tenant an Allowance of Thirty-Five Dollars ($35.00) per square foot of rentable area, prorated based on the portion of the Initial Term remaining. For example, if Tenant occupies and commences paying rent on space at the beginning of the third (3rd) year of the Lease Term, Tenant shall be entitled to an Allowance of $25.00 per rentable square foot of such space ($35 x 5/7). If such expansion space has previously been improved, then Tenant shall take such space in an "as is" condition and no Allowance will be granted to Tenant for such space unless otherwise agreed.
Rent shall commence on any such previously-improved space on the earlier to occur of (i) the date four (4) weeks after such space is delivered to Tenant; or
(ii) the date Tenant occupies such space for normal business operations.

5.6  PARKING

     Landlord shall provide Tenant with no fewer than 3.4 unassigned parking spaces in the parking garage serving the Building, and/or Buildings 4 and 5 if Tenant has expanded into those Buildings, for each one thousand (1,000) usable square feet of leased space in the Premises, as expanded. The number of spaces provided to Tenant hereunder shall change as the area of the Premises changes. Tenant may change the number of spaces Tenant wishes to use from time to time, subject to the above maximum, provided Tenant gives Landlord at least thirty
(30) days prior notice of such change and the changes are effective on the first day of a calendar month. The rate for monthly parking for each such space during the first five (5) years of the Initial Term shall be Forty-Five Dollars ($45.00) per month per space plus Washington State sales tax, and shall be increased, beginning in the sixth (6th) year of the Lease Term, by the same percentage that the Index has increased since the Commencement Date. A designated limited number of executive parking spaces will be located directly below the Building on the top garage level. The exact size of this area will depend upon how many parkers desire this service. The cost for stalls for these executive parking spaces will be Sixty-Five Dollars ($65.00) per month per stall plus Washington State sales tax. "Usable square feet" means "usable area" as defined in BOMA. No reserved stalls will be available.

5.7  LANDLORD'S REPRESENTATIONS AND WARRANTIES

     Landlord hereby represents and warrants to Tenant that (i) Landlord has the current contractual right to acquire the Land; (ii) Landlord shall acquire the Land in sufficient time for Landlord to perform all of its obligations hereunder; (iii)Landlord has obtained Administrative Design Review for the Building from the City of Bellevue and has submitted applications for all building permits.

                        ARTICLE 6:  TENANT IMPROVEMENTS

          A. Tenant Improvements for the Initial Premises ("Initial Tenant Improvements") shall be constructed pursuant to Tenant's plans for the Premises approved by Landlord to the extent and in the manner set forth in Exhibit D. Landlord shall enter into the contract with the Initial Tenant Improvements contractor, who shall be selected in accordance with the provisions of Exhibit
D. Tenant is aware that its selection of an Initial Tenant Improvements contractor other than the Shell and Core Contractor may result in delays in completion of the Initial Tenant Improvements.

          B. Landlord shall provide Tenant with an allowance ("Allowance") of Thirty-Three Dollars ($33.00) per square foot of rentable area in the Initial

Premises. Any unused portion of the Allowance may be taken as a credit against Rent or may be applied to additional build-out, wiring or cabling costs, as Tenant may elect. Any costs of constructing Tenant Improvements in excess of the Allowance shall be borne solely by Tenant.

          C. Landlord and Tenant shall mutually agree on the selection of an architect to plan, design, and complete construction documents for the Initial Tenant Improvements. The cost for such services (with the exception of an initial space plan to be provided by Landlord at Landlord's expense and in addition to the Allowance, not to exceed fifteen cents ($0.15) per rentable square foot of the Initial Premises) as well as engineering costs attributable to the same, shall be charged against the Allowance.

          D. All disputes, controversies and claims arising out of or relating to the construction of the Tenant Improvements in the Initial Premises shall be settled by expedited mandatory arbitration as set forth in this Section 6.D. All statutes of limitations which would otherwise be applicable and any limitations upon claims set forth in this Agreement shall apply to any arbitration proceeding under this Section 6.D.

6.1  NOTICE OF DEMAND

     Either party may demand arbitration by notifying the other party in writing in accordance with the notice provisions of Section 34. The notice shall describe the reasons for such demand, the amount involved, if any, and the particular remedy sought. The notice shall also list the name of one arbitrator qualified in accordance with subsection 3.

6.2  RESPONSE

     The party that has not demanded arbitration shall respond to the notice of demand within five (5) calendar days of receipt of such notice by delivering a written response in accordance with the notice provisions of Section 34. The response shall list the name of a second arbitrator qualified in accordance with Subsection 3. The response shall also describe counterclaims, if any, the amount involved, and the particular remedy sought. If a party fails to respond timely to the notice of demand, the arbitrator selected by the party making such demand under Subsection 1 shall resolve the dispute, controversy or claim within seven (7) calendar days of the deadline for response.

6.3  QUALIFIED ARBITRATOR

     Any arbitrator selected in accordance with Subsections 1 and 2 shall be any natural person not employed by either of the parties or any parent or affiliated partnership, corporation or other enterprise thereof, who shall also be a construction professional with at least ten (10) years experience in the downtown Seattle or Bellevue or the outlying Bellevue real estate markets.

6.4  APPOINTMENT OF THIRD ARBITRATOR

     If a party responds timely to a notice of demand for expedited arbitration under Subsection 2 the two arbitrators shall appoint a third arbitrator who shall be qualified in accordance with subsection 3. Such third arbitrator shall be appointed within seven (7) calendar days of receipt by the party demanding arbitration of notice of response provided for under Subsection 3. If the two arbitrators fail to timely appoint a third arbitrator, the third arbitrator shall be appointed by the parties if they can agree within a period of five (5) calendar days. If the parties cannot timely agree, then either party may request the appointment of such third arbitrator by the Presiding Judge of the Superior Court of King County, Washington; provided that the other party shall not raise any question as to the court's full power and jurisdiction to entertain such application and to make such appointment.

6.5  ARBITRATION HEARING; DISCOVERY; VENUE

     The arbitration hearing shall commence within five (5) calendar days of appointment of the third arbitrator as described in Subsection 4. The hearing shall in no event last longer than two (2) calendar days. There shall be no discovery or dispositive motion practice (such as motions for summary judgment or to dismiss or the like) except as may be permitted by the arbitrators; and any such discovery or dispositive motion practice permitted by the arbitrators shall not in any way conflict with the time limits contained herein. The arbitrators shall not be bound by any rules of civil procedure or evidence, but rather shall consider such writings and oral presentations as reasonable business persons would use in the conduct of their day to day affairs, and may require the parties to submit some or all of their case by written declaration or such other manner of presentation as the arbitrators may determine to be appropriate. It is the intention of the parties to limit live testimony and cross examination to the extent absolutely necessary to insure a fair hearing to the parties on significant and material issues. Venue of any arbitration hearing conduct pursuant to this agreement shall be in Seattle, Washington. It is also the intention of the parties that any such arbitration shall not interfere with the continued construction of the Tenant Improvements, and unless the dispute in question makes it impossible for such construction to continue, the pending arbitration shall not affect such construction schedule.

6.6  DECISION

     The arbitrators' decision shall be made in no event later than seven (7) calendar days of the commencement of the arbitration hearing described in Subsection 5. If three (3) arbitrators are appointed, a majority decision shall prevail. The award shall be final and judgment may be entered in any court having jurisdiction thereof. The arbitrators may award specific performance of this Agreement. The arbitrators may also require remedial measures as part of any award. The arbitrators may award attorneys' fees and costs to the more prevailing party.

                               ARTICLE 7:  RENT

          A. Tenant shall pay to Landlord, throughout the Lease Term, the Base Rental, in equal monthly installments on the first day of each calendar month, without demand, notice or offset. In addition, during each calendar year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Base Rental hereunder Tenant's Pro Rata Share of Basic Costs (as defined below) for the applicable calendar year. Prior to the Commencement Date and prior to January 1 of each calendar year during the Lease Term, or as soon thereafter as practical, Landlord shall make a good faith estimate of Basic Costs for the applicable calendar year and Tenant's Pro Rata Share thereof. On or before the first day of each month during such calendar year, Tenant shall pay to Landlord, as Additional Base Rental, a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of Basic Costs. Landlord shall have the right from time to time during any such calendar year, if it reasonably believes the costs will vary by more than five percent (5%), to revise the estimate of Basic Costs for such year and provide Tenant with a revised statement therefor, and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of the Basic Costs by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year's estimate until such time as Landlord provides Tenant with an estimate of Basic Costs for the current year. Upon receipt of such current year's estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Base Rental based on the previous year's estimate. Tenant shall pay to Landlord for any underpayment within ten (10) days after demand. Any overpayment shall, at Landlord's option, be refunded to Tenant or credited against the installment of Base Rental due for the months immediately following the furnishing of such estimate. Any amounts paid by Tenant based on any estimate shall be subject to adjustment pursuant to the immediately following paragraph when actual Basic Costs are determined for such calendar year.

     As soon as is practical following the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Costs for the previous calendar year. If the amount of estimated Basic Costs actually paid by Tenant for the prior year is in excess of Tenant's actual Pro Rata Share of Basic Costs for such prior year, then Landlord shall apply such overpayment against Base Rental due or to become due hereunder, provided if the Lease Term expires prior to the determination of such overpayment, Landlord shall refund such overpayment to Tenant after first deducting the amount of any Rent due hereunder. Likewise, Tenant shall pay to Landlord, within ten (10) days after demand, any underpayment with respect to the prior year, whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease.

     Notwithstanding the foregoing, in no event shall Controllable Operating Costs exceed Four Dollars and Seventy-Five Cents ($4.75) per rentable square foot per annum for 1999, nor increase by more than five percent (5%) per annum, compounded, thereafter throughout the Initial Term. For purposes of this
Section VI A, "Controllable Operating Costs" shall mean the total Basic Costs less Basic Costs attributable to energy consumption (including gas, oil and electricity), utilities and Taxes.

         B. "Basic Costs" shall mean all reasonable and customary costs and expenses paid or incurred in each calendar year in connection with operating, maintaining, repairing, managing and owning the Building and the Property, including, but not limited to, the following:

     1. All labor costs for all persons at or below the grade of Building manager performing services required or utilized in connection with the operation, repair, replacement and maintenance of and control of access to the Building and the Property, including but not limited to amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, workers' compensation insurance, uniforms, training, disability benefits, pensions, hospitalization, retirement plans, group insurance or any other similar or like expenses or benefits.

          2. All management fees (not to exceed 4% of gross rents), the cost of equipping and maintaining a management office at the Building (but excluding rent), accounting services, legal fees (subject to the exclusions described below), and all other administrative costs relating to the Building and the Property. If management services are not provided by a third party, Landlord shall be entitled to a management fee comparable to that due and payable to third parties provided Landlord or management companies owned by, or management divisions of, Landlord perform actual management services of a comparable nature and type as normally would be performed by third parties.

          3. All rental and/or purchase costs of materials, supplies, tools and equipment used in the operation, repair, replacement and maintenance and the control of access to the Building and the Property.

          4. All amounts charged to Landlord by contractors and/or suppliers for services, replacement parts, components, materials, equipment and supplies furnished in connection with the operation, repair, maintenance, replacement of and control of access to any part of the Building, or the Property generally, including the heating, air conditioning, ventilating, plumbing, electrical, elevator and other systems and equipment. At Landlord's option, major repair items may be amortized over their useful lives, not to exceed the Lease Term.

          5. All premiums and deductibles paid by Landlord for fire and extended coverage insurance, earthquake and extended coverage insurance, liability and extended coverage insurance, rental loss insurance, elevator insurance, boiler insurance and other insurance customarily carried from time to time by landlords of comparable office buildings or required to be carried by Landlord's Mortgagee.

          6. Charges for water, gas, steam and sewer, but excluding those charges for which Landlord is otherwise reimbursed by tenants, and charges for Electrical Costs. For purposes hereof, the term "Electrical Costs" shall mean:
(i) all charges paid by Landlord for electricity supplied to the Building, Property and Premises, regardless of whether such charges are characterized as distribution charges, transmission charges, generation charges, public good charges, disconnection charges, competitive transaction charges, stranded cost recoveries or otherwise; and (ii) except to the extent otherwise included in Basic Costs, any costs incurred in connection with the energy management program for the Building, Property and Premises, including any costs incurred for the replacement of lights and ballasts and the purchase and installation of sensors and other energy saving equipment. Notwithstanding the foregoing, Electrical Costs shall be adjusted as follows: (a) any amounts received by Landlord as reimbursement for above standard electrical consumption shall be deducted from Electrical Costs, (b) the cost of electricity incurred in providing overtime HVAC to specific tenants shall be deducted from Electrical Costs, it being agreed that the electrical component of overtime HVAC Costs shall be calculated as a reasonable percentage of the total HVAC costs charged to such tenants, and
(c) if

Tenant is billed directly for the cost of electricity to the Premises as a separate charge in addition to Base Rental and Basic Costs, the cost of electricity to individual tenant spaces in the Building shall be deducted from Electrical Costs.

          7. "Taxes", which for purposes hereof, shall mean: (a) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (b) all personal property taxes for the Building's personal property, including license expenses, (c) all taxes imposed on services of Landlord's agents and employees, (d) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), and (e) all costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building, but excluding income or franchise taxes. For the purpose of determining real estate taxes and assessments for any given calendar year, the amount to be included in Taxes for such year shall be as follows: (1) with respect to any special assessment that is payable in installments, Taxes for such year shall include the amount of the installment (and any interest) due and payable during such year; and (2) with respect to all other real estate taxes, Taxes for such year shall include the amount due and payable for such year. If a reduction in Taxes is obtained for any year of the Lease Term during which Tenant paid its Pro Rata Share of Basic Costs, then Basic Costs for such year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on such adjustment.

          8. All landscape expenses and costs of maintaining, repairing, resurfacing and striping of the parking areas and garages of the Property and the Campus.

          9. Cost of all maintenance service agreements, including those for equipment, alarm service, window cleaning, drapery or venetian blind cleaning, janitorial services, pest control, uniform supply, plant maintenance, landscaping, and any parking equipment.

          10. Cost of all other repairs, replacements and general maintenance of the Property and Building neither specified above nor directly billed to tenants, and all similar common area costs of the Campus allocable to the Building.

          11. The amortized cost of capital improvements made to the Building or the Property after the Commencement Date which are: (a) primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Property or Building; or (b) required to comply with any laws, rules or regulations of any governmental authority enacted after the Commencement Date or a requirement of Landlord's insurance carrier enacted after the Commencement Date. At Landlord's option, the cost of such capital improvements shall be amortized over their useful lives (not to exceed the Lease Term) and shall, at Landlord's option, include interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the capital improvement in question as of the date such capital improvement is performed, provided if the payback period for any capital improvement is less than five (5) years, Landlord may amortize the cost of such capital improvement over the payback period.

          12. All common area costs of the Campus, including, without limitation Taxes, allocable to the Property through recorded covenants or otherwise.

          13. Any other expense or charge of any nature whatsoever which, in accordance with general industry practice with respect to the operation of a first-class office building, would be construed as an operating expense. Basic Costs shall not include (I) costs of any special services rendered to individual tenants for which a separate charge is collected; (II) leasing commissions and other leasing expenses; (III) the cost of capital improvements (except as set forth above); (IV) executives' salaries above the grade of Building manager; (V) amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in Basic Costs hereunder; (VI) cost of repair or replacements incurred by reason of fire or other casualty or by the exercise of the right of eminent domain; (VII) consulting fees, marketing fees, advertising and promotional expenditures;
(VIII) legal fees in connection with the negotiation and preparation of leases of space or legal fees in connection with the sale of all or any portion of the Building in which the Premises are located, or an interest therein, or the financing or refinancing of Landlord's interest in all or any portion of the Building in which the Premises are located, or in connection with disputes with tenants, and legal and auditing fees, other than legal and auditing fees reasonably incurred in connection with the maintenance and operation of all or any portion of such Building or in connection with the preparation of the statements required pursuant to additional rent or lease escalation provisions contained in leases of space in such Building; (IX) depreciation or loan payments; (X) costs resulting from the correction of any latent construction defects in all or any portion of the Premises or Building; (XI) penalties due to any violation of law by Landlord or other tenants; (XII) costs of preparing tenant space for tenant occupancy; (XIII) costs allocable to properties in which Landlord has an interest other than the Building; (XIV) damages incurred by Landlord for any default, breach, claim, judgment or settlement; and (XV) structural replacements (including replacements to the roof and foundations).If the Building is not at least ninety-five percent (95%) occupied during any calendar year of the Lease

Term or if Landlord is not supplying services to at least ninety-five percent (95%) of the total Rentable Area of the Building at any time during any calendar year of the Lease Term, actual Basic Costs for purposes hereof shall, at Landlord's option, be determined as if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building during such year. Any necessary extrapolation of Basic Costs under this Article shall be performed by adjusting the cost of those components of Basic Costs that are impacted by changes in the occupancy of the Building (including, at Landlord's option, Taxes) to the cost that would have been incurred if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building. In no event shall Landlord be entitled to collect more than the actual Basic Costs incurred.

          C. Tenant, within ninety (90) days after receiving Landlord's statement of actual Basic Costs for a particular calendar year, shall have the right to provide Landlord with written notice (the "Review Notice") of its intent to review Landlord's books and records relating to the Basic Costs for such calendar year. Within a reasonable time after receipt of a timely Review Notice, Landlord shall make such books and records available to Tenant or Tenant's agent for its review at either Landlord's home office or at the office of the Building, provided that if Tenant retains an agent to review Landlord's books and records for any calendar year, such agent must be CPA firm licensed to do business in the state in which the Building is located. Tenant shall be solely responsible for any and all costs, expenses and fees incurred by Tenant or Tenant's agent in connection with such review, provided that if such review determines that Basic Costs were overstated by ten percent (10%) or more, Landlord shall pay the cost of such review. If Tenant elects to review Landlord's books and records, within thirty (30) days after such books and records are made available to Tenant, Tenant shall have the right to give Landlord written notice stating in reasonable detail any objection to Landlord's statement of actual Basic Costs for such calendar year. If Tenant fails to give Landlord written notice of objection within such thirty (30) day period or fails to provide Landlord with a Review Notice within the ninety (90) day period provided above, Tenant shall be deemed to have approved Landlord's statement of Basic Costs in all respects and shall thereafter be barred from raising any claims with respect thereto. Upon Landlord's receipt of a timely objection notice from Tenant, Landlord and Tenant shall work together in good faith to resolve the discrepancy between Landlord's statement and Tenant's review. If Landlord and Tenant determine that Basic Costs for the calendar year in question are less than reported, Landlord shall provide Tenant with a credit against future Base Rental in the amount of any overpayment by Tenant. Likewise, if Landlord and Tenant determine that Basic Costs for the calendar year in question are greater than reported, Tenant shall forthwith pay to Landlord the amount of underpayment by Tenant. Any information obtained by Tenant pursuant to the provisions of this Section shall be treated as confidential. Notwithstanding anything herein to the contrary, Tenant shall not be permitted to examine Landlord's books and records or to dispute any statement of Basic Costs unless Tenant has paid to Landlord the amount due as shown on Landlord's statement of actual Basic Costs, said payment being a condition precedent to Tenant's right to examine Landlord's books and records.

          D. Tenant covenants and agrees to pay to Landlord during the Lease Term, without any setoff or deduction whatsoever except as otherwise set forth in this Lease, the full amount of all Base Rental and Additional Base Rental due hereunder. In addition, Tenant shall pay and be liable for, as additional rent, all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms and conditions of this Lease. Any such payments shall be paid concurrently with the payments of the Rent on which the tax is based. The Base Rental, Tenant's Pro Rata Share of Basic Costs and any recurring monthly charges due hereunder shall be due and payable in advance on the first day of each calendar month during the Lease Term without demand, provided that the installment of Base Rental for the first full calendar month of the Lease Term shall be payable two (2) days after Landlord gives Tenant the 30-Day Notice described in Section 3(A) above. All other items of Rent shall be due and payable by Tenant on or before ten (10) days after billing by Landlord. If the Lease Term commences on a day other than the first day of a calendar month, then the monthly Base Rental and Tenant's Pro Rata Share of Basic Costs for such month shall be prorated for the number of days in such month occurring within the Lease Term based on a fraction, the numerator of which is the number of days of the Lease Term that fell within such calendar month and the denominator of which is the number of days in such month. All such payments shall be by a good and sufficient check in lawful money of the United States.
No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct amount of Rent due under this Lease shall be deemed to be other than a payment on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other available remedy. The acceptance by Landlord of any Rent on a date after the due date of such payment shall not be construed to be a waiver of Landlord's right to declare a default for any other late payment. Tenant's covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

          E. All Rent not paid within five (5) days of the date it is due and payable shall bear interest from the date due until paid at fourteen percent (14%) per annum. In addition, if Tenant fails to pay any installment of Rent within five (5) days after receipt of written notice that it is overdue and payable hereunder, a service fee equal to four percent (4%) of such unpaid amount will be due and payable immediately by Tenant to Landlord.

          F. In lieu of requiring Tenant to pay Rent by good and sufficient check in the manner described in Section 7(D). above, and subject to Tenant's approval (which may be withheld in Tenant's sole discretion),Tenant shall pay Rent by means of an automated debit system (the "Automatic Debit System") whereby any or all payments of Rent shall be debited from Tenant's account in a bank or financial institution designated by Tenant and credited to Landlord's account in a bank or financial institution designated by Landlord. In the event Landlord elects to have Tenant pay all or any portion of Rent by means of the Automatic Debit System, Tenant, within thirty (30) days after written request by Landlord, shall execute and deliver to Landlord any authorizations, certificates or other documentation as may be required to establish and give effect to the Automatic Debit System. If Landlord elects to have less than all items of Rent paid by the Automatic Debit System, Landlord shall advise Tenant in writing as to those items of Rent that will be paid by the Automatic Debit System (e.g. Base Rental only or Base Rental and Tenant's Pro Rata Share of Basic Costs
only). Either party shall have the right to change its bank or financial institution from time to time, provided that Tenant, no less than thirty (30) days prior to the effective date of any such change, shall provide Landlord with written notice of such change and any and all authorizations, certificates or other documentation as may be required to establish and give effect to the Automatic Debit System at Tenant's new bank or financial institution. Tenant shall promptly pay all service fees and other charges imposed upon Landlord or Tenant in connection with the Automatic Debit System, including, without limitation, any charges resulting from insufficient funds in Tenant's bank account. In the event that any Rent is not paid on time as a result of insufficient funds in Tenant's account, Tenant shall be liable for any interest and/or service fee in accordance with Section 7(E). above. Tenant shall remain liable to Landlord for all payments of Rent due hereunder regardless of whether Tenant's account is incorrectly debited in any given month, it being agreed that a debit of less than the full amount of Rent due shall not be construed as a waiver by Landlord of its right to receive any unpaid balance of Rent.

                                ARTICLE 8:  USE

     The Premises shall be used for the Permitted Use and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous to life, limb or property or which, in Landlord's reasonable opinion, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. Tenant shall conduct its business and control its agents, servants, contractors, employees, customers, licensees, and invitees in such a manner as not to interfere with, annoy or disturb other tenants, or in any way interfere with Landlord in the management and operation of the Building. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the operation of Tenant's business and to the use, condition, configuration or occupancy of the Premises, including without limitation, the Americans with Disabilities Act (collectively referred to as "Laws"). Landlord will maintain the Building and the Common Areas in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the use, condition, configuration or occupancy of the Building, including without limitation, the Laws. Tenant, within ten (10) days after receipt thereof, shall provide Landlord with copies of any notices it receives with respect to a violation or alleged violation of any Laws. Tenant will comply with the rules and regulations of the Building attached hereto as Exhibit B and such other rules and regulations adopted and altered by Landlord from time to time and will cause all of its agents, servants, contractors, employees, customers, licensees and invitees to do so. All changes to such rules and regulations will be reasonable and shall be sent by Landlord to Tenant in writing.

                         ARTICLE 9:  SECURITY DEPOSIT

          A. Tenant shall deposit with Landlord the following amounts on the dates set forth below to serve as a security deposit under this Lease (collectively the "Security Deposit"):

              1.  $250,000 on or before October 1, 1998;

              2.  An additional $500,000 on or before April 1, 1999; and

              3. An additional $250,000 on the Commencement Date, provided that if on the Commencement Date Tenant can demonstrate to Landlord's reasonable satisfaction that Tenant then has Working Capital reserves of at least $2,000,000, the requirement to make such final $250,000 deposit shall be waived.

          B. As used herein, "Working Capital" means from time to time the amount determined by subtracting the aggregate of all current liabilities, accounts payable and accrued expenses of Tenant from the aggregate of Tenant's cash, cash equivalent assets and accounts receivable that are reasonably expected to be collected within ninety (90) days from the date of such determination. For purposes of this definition, deferred revenue shall not be considered a current liability.

          C. All such deposits constituting the Security Deposit shall be made in the form of cash or in the form of a letter of credit issued by a financial institution, and upon such terms, as may be reasonably approved by Landlord.
Any letter of credit delivered by Tenant shall have a minimum term of one (1) year, and shall be renewed by Tenant on an annual basis for so long as Tenant elects to deposit a letter of credit instead of cash hereunder. If Landlord is not provided notice of such renewal at least fifteen (15) days prior to the expiration date of the then-current letter of credit, Landlord may draw down the entire amount of the current letter of credit. Without limiting the foregoing, the issuing bank must have assets of at least $100,000,000, and such letter of credit must be irrevocable and subject to no conditions other than Landlord's presentation thereof to the issuing bank with a demand for payment that certifies that an Event of Default (as defined in this Lease) has occurred under this Lease and that Landlord is entitled to draw on the letter of credit in accordance with and pursuant to this Lease.

          D. Once established, the Security Deposit shall be reduced by twenty percent (20%) of its maximum balance on each of the first through fifth anniversaries of the Commencement Date, provided that on each such anniversary date Tenant has Working Capital of at least $2,000,000. Such reduction shall be cumulative, so that if a reduction is not made in one year but is made in the subsequent year, the reduction in the second year shall be forty percent (40%) of the maximum amount of the Security Deposit. In no event shall a reduction in the Security Deposit be made if Tenant is then in default hereunder or if there exists a state of circumstances which with the giving of notice or passage of time or both would constitute a default hereunder. Provided Tenant is not in default at the end of the fifth (5th) year of the Lease Term, Tenant shall have no further obligation to make the Security Deposit for the remainder of the Lease Term, and Landlord shall return the Security Deposit to Tenant, regardless of the level of Tenant's Working Capital at such date.

          E. The Security Deposit shall, to the extent such deposit is made in cash, be held by Landlord in an interest-bearing account reasonably satisfactory to Tenant (and any interest which accrues thereon shall be disbursed to Tenant at least on an annual basis) and as security for the performance of Tenant's obligations under this Lease. All such interest shall be taxable income of Tenant. The Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant's liability for damages. Landlord may, from time to time after an Event of Default, without prejudice to any other remedy, use all or a portion of the Security Deposit to make good any arrearage of Rent, to repair damages to the Premises, to clean the Premises upon termination of this Lease or otherwise to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand (or deliver a replacement letter of credit) the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, after Tenant surrenders the Premises to Landlord in accordance with this Lease and all amounts due Landlord from Tenant are finally determined and paid by Tenant or through application of the Security Deposit, the balance of the Security Deposit remaining after any such application shall be returned to Tenant. If Landlord transfers its interest in the Premises during the Lease Term, Landlord shall assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit. Tenant agrees to look solely to such transferee or assignee for the return of the Security Deposit. Landlord and its successors and assigns shall not be bound by any actual or attempted assignment or encumbrance of the Security Deposit by Tenant, provided, however, if Tenant's interest in this Lease has been assigned, Landlord shall, provided that Landlord has been furnished with a fully executed copy of the agreement assigning such Security Deposit, return the Security Deposit to such assignee in accordance with the terms and conditions hereof. If Landlord returns the Security Deposit to Tenant's assignee as aforesaid, Landlord will have no further obligation to any party with respect thereto. Landlord shall not be required to keep the Security Deposit separate from its other accounts. In no event shall the Security Deposit serve as a limitation on the damages payable by Tenant as a result of its default under this Lease.

               ARTICLE 10:  SERVICES TO BE FURNISHED BY LANDLORD

          A. Landlord, as part of Basic Costs (except as otherwise provided), agrees to furnish Tenant the following services:

               1. Hot and cold water for use in the lavatories on the floor(s) on which the Premises is located. If Tenant desires water in the Premises for any approved reason, including a private lavatory or kitchen, cold water shall be supplied, at Tenant's sole cost and expense, from the Building water main through a line and fixtures installed at Tenant's sole cost and expense with the prior reasonable consent of Landlord. If Tenant desires hot water in the Premises, Tenant, at its sole cost and expense and subject to the prior reasonable consent of Landlord, may install a hot water heater in the Premises. Tenant shall be solely responsible for maintenance and repair of any such hot water heater.

               2. Central heat, ventilating and air conditioning in season during Normal Business Hours, at such temperatures and in such amounts as are considered by Landlord, in its reasonable judgment, to be standard for first-class office buildings of similar class, size, age and location, or as required by governmental authority. In the event that Tenant requires central heat, ventilation or air conditioning at hours other than Normal Business Hours, such central heat, ventilation or air conditioning shall be furnished only upon the request of Tenant (which may be by telephone or in person) delivered to Landlord at the office of the Building prior to 3:00 p.m. of the same day. Tenant shall pay Landlord, as Additional Base Rental, the actual direct utility costs of additional service and a reasonable charge for the extra wear and tear on Building equipment, provided such charge shall not exceed fifteen percent (15%) of the actual direct utility costs of such additional service.

          3. Maintenance and repair of all Common Areas in the manner and to the extent reasonably deemed by Landlord to be standard for first-class office buildings of similar class, size, age and location.

          4. Janitorial services, consistent with those provided to other first class office buildings in Bellevue, Washington, Monday through Friday nights; provided, however, if Tenant's use, floor covering or other improvements require special services, Tenant shall pay the additional cost reasonably attributable thereto as Additional Base Rental. Landlord shall attempt to have such janitorial services provided between 6:00 p.m. and 10:00 p.m. Landlord shall also use its commercially reasonable best efforts to implement a recycling program.

          5. Passenger elevator service in common with other tenants of the Building.

          6. Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions set forth in Article 14 of this Lease.

          7. Landlord shall provide, at Landlord's expense, a multi-level card key security system that will control access to the Building and the garage and elevators therein. Tenant shall have access to the Premises 24 hours a day, 7 days a week. Additional card readers may be installed in the stairwells to facilitate controlled access between Tenant's floors by way of the stairwells. Tenant shall bear the cost of any such additional card readers or other security measures.

     B. The failure by Landlord to any extent to furnish, or the interruption or termination of, any services in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements, alterations or any causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as a constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof, provided that if any such interruption or termination continues for seventy-two (72) hours, Rent shall thereafter abate to the extent the Premises are rendered untenantable as a result thereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Landlord shall use reasonable diligence to repair such equipment or machinery.

          C. Tenant expressly acknowledges that if Landlord, from time to time, elects to provide security services, Landlord shall not be deemed to have warranted the efficiency of any security personnel, service, procedures or equipment and Landlord shall not be liable in any manner for the failure of any such security personnel, services, procedures or equipment to prevent or control, or apprehend anyone suspected of personal injury, property damage or any criminal conduct in, on or around the Property.

          D. Landlord shall engage Wright Runstad Associates Limited Partnership as the manager of the Building for at least two (2) years after the Commencement Date.

                      ARTICLE 11:  LEASEHOLD IMPROVEMENTS

     Any trade fixtures, unattached and movable equipment or furniture, or other personalty brought into the Premises by Tenant ("Tenant's Property") shall be owned and insured by Tenant. Tenant shall remove all such Tenant's Property from the Premises in accordance with the terms of Article 37 hereof. Any and all alterations, additions and improvements to the Premises, including any built-in furniture (collectively, "Leasehold Improvements") shall be owned and insured by Landlord and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. Landlord may, nonetheless, if Landlord so notifies Tenant at the time of initial consent to Tenant's plans, require Tenant to remove any Leasehold Improvements performed by or for the benefit of Tenant and all electronic, phone and data cabling as are designated by Landlord (the "Required Removables") at Tenant's sole cost. In the event that Landlord so elects, Tenant shall remove such Required Removables prior to the expiration or earlier termination of this Lease or Tenant's right to possession. In addition to Tenant's obligation to remove the Required Removables, Tenant shall repair any damage caused by such removal and perform such other work as is reasonably necessary to restore the Premises to a "move in" condition. If Tenant fails to remove any specified Required Removables or to perform any required repairs and restoration within the time period specified above, Landlord, at Tenant's sole cost and expense, may remove, store, sell and/or dispose of the Required Removables and perform such required repairs and restoration work.

Tenant, within five (5) days after demand from Landlord, shall reimburse Landlord for any and all reasonable costs incurred by Landlord in connection with the Required Removables.

                             ARTICLE 12:  SIGNAGE

     Tenant shall be entitled to install two (2) signs on the exterior of the Building, provided such sign complies with the Signage Criteria attached as Exhibit E hereto and with all applicable laws and codes. The cost of such exterior sign shall be borne by Tenant, which Tenant may pay from the Allowance. Landlord shall provide Tenant identification on the Building directory, at Landlord's expense. So long as Tenant leases one hundred percent (100%) of the Building, Tenant shall be entitled to place an additional sign bearing its name above the main entrance to the Building, provided such sign complies with the signage criteria attached hereto as Exhibit E and with all applicable laws and codes. Tenant shall have first choice of the signage locations on the Building exterior, which locations may be on the South and West facades of the Building, as depicted on Exhibit E.

                      ARTICLE 13:  REPAIRS AND ALTERATIONS

          A. Except to the extent such obligations are imposed upon Landlord hereunder, Tenant, at its sole cost and expense, shall perform all maintenance and repairs to the Premises as are necessary to keep the same in good condition and repair throughout the entire Lease Term, reasonable wear and tear excepted. Tenant's repair and maintenance obligations with respect to the Premises shall include, without limitation, any necessary repairs with respect to: (1) any carpet or other floor covering, (2) any interior partitions, (3) any doors, (4) the interior side of any demising walls, (5) any telephone and computer cabling that serves Tenant's equipment exclusively, (6) any supplemental air conditioning units, private showers and kitchens, including any plumbing in connection therewith, and similar facilities serving Tenant exclusively, and (7) any alterations, additions or improvements performed by contractors retained by Tenant. All such work shall be performed in accordance with Section 13(B) below and the rules, policies and procedures reasonably enacted by Landlord from time to time for the performance of work in the Building. If Tenant fails to make any necessary repairs to the Premises within a reasonable time after written notice from Landlord (except in case of emergency), Landlord may, at its option, make such repairs, and Tenant shall pay the cost thereof to the Landlord on demand as Additional Base Rental, together with an administrative charge in an amount equal to ten percent (10%) of the cost of such repairs. Landlord shall, at its expense (except as included in Basic Costs), keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance upon: (a) all structural elements of the Building (including the roof and roof membrane, and foundations); and (b) all elevator, mechanical, electrical and plumbing systems that serve the Building in general; and (c) the Common Areas and Building facilities common to all tenants including, but not limited to, the ceilings, walls and floors in the Common Areas.

          B. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises without first obtaining the written consent of Landlord in each such instance, which consent Landlord shall not unreasonably withhold. Landlord's consent shall be deemed granted if Landlord does not respond to Tenant's written request for approval within ten (10) business days. Tenant shall be obligated to remove non-Building Standard items only if Landlord specifically requires such removal in writing at the time Landlord approves the improvements or alterations incorporating such items. Prior to commencing any such work and as a condition to obtaining Landlord's consent, Tenant must furnish Landlord with plans and specifications reasonably acceptable to Landlord; names and addresses of contractors reasonably acceptable to Landlord; copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in accordance with Section 19(B) hereof; and payment bond or other security, all in form and amount satisfactory to Landlord. All such improvements, alterations or additions shall be constructed in a good and workmanlike manner using Building Standard materials or other new materials of equal or greater quality. Landlord, to the extent reasonably necessary to avoid any disruption to the tenants and occupants of the Building, shall have the right to designate the time when any such alterations, additions and improvements may be performed and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building. Upon completion, Tenant shall furnish "as-built" plans, contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All improvements, alterations and additions shall comply with all insurance requirements, codes, ordinances, laws and regulations, including without limitation, the Americans with Disabilities Act. Tenant shall reimburse Landlord upon demand as Additional Base Rental for all sums, if any, expended by Landlord for third party examination of the architectural, mechanical, electric and plumbing plans for any alterations, additions or improvements. In addition, if Landlord so requests, Landlord shall be entitled to oversee the construction of any alterations, additions or improvements that may affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building. In the event Landlord elects to oversee such work, Landlord shall be entitled to receive a fee for such oversight in an amount equal to the actual time reasonably spent by Landlord's engineers at a rate of $150 per hour. Landlord's approval of Tenant's plans and specifications for any work performed for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the alterations, additions and improvements constructed in accordance with such plans and specifications will be adequate for Tenant's use.

     Notwithstanding the foregoing, Tenant may make nonstructural alterations, additions or improvements to the interior of the Premises, including wiring within the Premises, nonstructural partitioning, and painting and redecorating, without the necessity of obtaining Landlord's consent, provided in all such cases (other than cabling, painting or decoration solely within the Premises) Tenant shall give Landlord five (5) business days' prior written notice of such modifications. Any such alterations, additions or improvements shall be installed by Tenant at its sole cost and in compliance with all laws, orders and regulations of any applicable governing body and Tenant at its expense shall furnish to Landlord drawings for such work to enable the Building's record drawings to be updated to reflect such changes.

               ARTICLE 14:  USE OF ELECTRICAL SERVICES BY TENANT

          A. All electricity used by Tenant in the Premises shall be paid for by Tenant by a separate charge billed directly to Tenant by Landlord and payable by Tenant as Additional Base Rental within ten (10) days after billing. It is understood that electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and/or distribution services and that the cost of electricity may be billed as a single charge or divided into and billed in a variety of categories such as distribution charges, transmission charges, generation charges, public good charges or other similar categories. Landlord shall have the exclusive right to select the company(ies) providing electrical service to the Building, Premises and Property, to aggregate the electrical service for the Building, Premises and Property with other buildings, to purchase electricity for the Building, Premises and Property through a broker and/or buyers group and to change the providers and/or manner of purchasing electricity from time to time.

          B. Tenant's use of electrical service in the Premises shall not exceed, either in voltage, rated capacity, or overall load, the design specifications for the Building as determined in Exhibit F attached hereto. In the event Tenant shall consume (or request that it be allowed to consume) electrical service in excess of the design specifications set out on Exhibit F, Landlord may refuse to consent to such excess usage or may condition its consent to such excess usage upon such conditions as Landlord reasonably elects (including the installation of utility service upgrades, submeters, air handlers or cooling units), and all such additional usage (to the extent permitted by law), installation and maintenance thereof shall be paid for by Tenant as Additional Base Rental. Landlord, at any time during the Lease Term, shall have the right to separately meter electrical usage for the Premises or to measure electrical usage by survey or any other method that Landlord, in its reasonable judgment, deems to be appropriate.

          C. Notwithstanding Section A above to the contrary, if Landlord permits Tenant to purchase electrical power for the Premises from a provider other than Landlord's designated company(ies), such provider shall be considered to be a contractor of Tenant and Tenant shall indemnify and hold Landlord harmless from such provider's acts and omissions while in, or in connection with their services to, the Building or Premises in accordance with the terms and conditions of Article 18. In addition, at the request of Landlord, Tenant shall allow Landlord to purchase electricity from Tenant's provider at Tenant's rate or at such lower rate as can be negotiated by the aggregation of Landlord's and Tenant's requirements for electricity power.

                        ARTICLE 15:  ENTRY BY LANDLORD

     Landlord and its agents or representatives shall have the right to enter the Premises to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants (during the last twelve months of the Lease Term or earlier in connection with a potential relocation) or insurers, or to clean or make repairs, alterations or additions thereto, including any work that Landlord deems necessary for the safety, protection or preservation of the Building or any occupants thereof, or to facilitate repairs, alterations or additions to the Building or any other tenants' premises. Except for any entry by Landlord in an emergency situation or to provide normal cleaning and janitorial service, Landlord shall provide Tenant with reasonable prior notice of any entry into the Premises, which notice may be given verbally. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close the Premises to perform repairs, alterations or additions in the Premises, provided that Landlord shall use reasonable efforts to perform all such work on weekends and after Normal Business Hours. Entry by Landlord hereunder shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

                    ARTICLE 16:  ASSIGNMENT AND SUBLETTING

          A. Tenant shall not assign, sublease, transfer or encumber this Lease or any interest therein or grant any license, concession or other right of occupancy of the Premises or any portion thereof or otherwise permit the use of the Premises or any portion thereof by any party other than Tenant (any of which events is hereinafter called a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to any proposed assignment or subletting.

Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial responsibility does not meet the same criteria Landlord uses to select Building tenants; (2) the proposed transferee's business is not suitable for the Building considering the business of the other tenants or would result in a violation of an exclusive right granted to another tenant in the Building; (3) the proposed use is different than the Permitted Use; (4) the proposed transferee is a government agency; (5) Tenant is in Default; or (6) any portion of the Building or Premises would become subject to additional or different governmental laws or regulations as a consequence of the proposed Transfer and/or the proposed transferee's use and occupancy of the Premises in a way that would have a material adverse effect on the Premises or Building. Tenant acknowledges that the foregoing is not intended to be an exclusive list of the reasons for which Landlord may reasonably withhold its consent to a proposed Transfer. Any attempted Transfer in violation of the terms of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord's rights as to any subsequent Transfers. In addition, Tenant shall not, without Landlord's consent, publicly advertise the proposed rental rate for any Transfer.

          B. Notwithstanding the foregoing, Tenant may assign this Lease or sublet all or any portion of the Premises to any subsidiary or affiliate of Tenant, provided that Tenant shall not be released from of its obligations under this Lease.

          C. If Tenant requests Landlord's consent to a Transfer, Tenant, together with such request for consent, shall provide Landlord with the name of the proposed transferee and the nature of the business of the proposed transferee, the term, use, rental rate and all other material terms and conditions of the proposed Transfer, including, without limitation, a copy of the proposed assignment, sublease or other contractual documents and evidence satisfactory to Landlord that the proposed transferee is financially responsible. Notwithstanding Landlord's agreement to act reasonably under
Section 16(A). above, Landlord may, within ten (10) days after its receipt of all information and documentation required herein, either, (1) consent to or reasonably refuse to consent to such Transfer in writing; or (2) subject to first obtaining Tenant's approval thereto, cancel and terminate this Lease, in whole or in part as appropriate, upon thirty (30) days' notice and recapture of the space proposed for such subletting or assignment. If Landlord fails to respond within such 10-day period, Tenant may send a second written notice requesting Landlord's consent, and if Landlord fails to respond within five (5) business days after its receipt of such second notice, Landlord shall be deemed to have approved such assignment or subletting. In the event Landlord consents to any such Transfer, the Transfer and consent thereto shall be in a form approved by Landlord, and Tenant shall bear all costs and expenses incurred by Landlord in connection with the review and approval of such documentation, which costs and expenses shall be deemed to be at least Two Hundred Fifty Dollars ($250.00), and not to exceed One Thousand Five Hundred Dollars ($1,500.00).

          D. Tenant hereby covenants and agrees to pay to Landlord one half ( 1/2) of all rent and other consideration which it receives which is in excess of the Rent payable hereunder, after deduction of Tenant's reasonable costs of subletting or assignment, within ten (10) days following receipt thereof by Tenant. In addition to any other rights Landlord may have, Landlord shall, after Default by Tenant, have the right to contact any transferee and require that all payments made pursuant to the Transfer shall be made directly to Landlord.

          E. If Tenant is a corporation, limited liability company or similar entity, and if at any time during the Lease Term the entity or entities who own the voting shares at the time of the execution of this Lease cease for any reason (including but not limited to merger, consolidation or other reorganization involving another corporation) to own a majority of such shares, or if Tenant is a partnership and if at any time during the Lease Term the general partner or partners who own the general partnership interests in the partnership at the time of the execution of this Lease, cease for any reason to own a majority of such interests (except as the result of transfers by gift, bequest or inheritance to or for the benefit of members of the immediate family of such original shareholder[s] or partner[s]), such an event shall be deemed to be a Transfer. The preceding sentence shall not apply whenever Tenant is a corporation, the outstanding stock of which is listed on a recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another corporation, the voting stock of which is so listed.

          F. Notwithstanding anything herein to the contrary, Landlord hereby consents to an assignment of this Lease, or a subletting of all or part of the Premises, to (i) the parent of Tenant or to a wholly owned subsidiary of Tenant or of such parent, (ii) any corporation in whom or with which Tenant may be merged or consolidated, or (iii) any entity to whom Tenant sells all or substantially all of its assets, provided that in each such instance such entity expressly assumes all of Tenant's obligations hereunder and has a net worth at least equal to the greater of (A) the net worth of Tenant on the date hereof or
(B) the net worth of Tenant immediately prior to such assignment or transaction. With respect to the transactions described in Subsections (i) and (ii) above, such net worth may be on a consolidated basis with Tenant's affiliated entity. An initial public offering of Tenant's stock and any subsequent transfers shall not be considered a Transfer hereunder.

          G.  Any Transfer consented to by Landlord in accordance with this
Article 16 shall be only for the Permitted Use and for no other purpose. In no event shall any Transfer release or relieve Tenant from any obligations under this Lease.

                              ARTICLE 17:  LIENS

     Tenant will not permit any mechanic's liens or other liens to be placed upon the Premises or Tenant's leasehold interest therein, the Building, or the Property. Landlord's title to the Building and Property is and always shall be paramount to the interest of Tenant, and nothing herein contained shall empower Tenant to do any act that can, shall or may encumber Landlord's title. In the event any such lien does attach, Tenant shall, within ten (10) days of notice of the filing of said lien, either discharge or bond over such lien to the satisfaction of Landlord and Landlord's Mortgagee (as hereinafter defined), and in such a manner as to remove the lien as an encumbrance against the Building and Property. If Tenant shall fail to so discharge or bond over such lien, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to bond over or discharge the same. Any amount paid by Landlord for any of the aforesaid purposes, including reasonable attorneys' fees (if and to the extent permitted by law) shall be paid by Tenant to Landlord on demand as Additional Base Rental. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens.

                  ARTICLE 18:  INDEMNITY AND WAIVER OF CLAIMS

          A. Tenant shall indemnify, defend and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) and agents, and the respective principals and members of any such agents (collectively the "Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by law), which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Related Parties and arising, directly or indirectly, out of or in connection with the use, occupancy or maintenance of the Premises by, through or under Tenant including, without limitation, any of the following: (1) any work or thing done in, on or about the Premises or any part thereof by Tenant or any of its transferees, agents, servants, contractors, employees, customers, licensees or invitees; (2) any use, non-use, possession, occupation, condition, operation or maintenance of the Premises or any part thereof; (3) any act or omission of Tenant or any of its transferees, agents, servants, contractors, employees, customers, licensees or invitees, regardless of whether such act or omission occurred within the Premises; (4) any injury or damage to any person or property occurring in, on or about the Premises or any part thereof; or (5) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease with which Tenant must comply or perform. In case any action or proceeding is brought against Landlord or any of the Landlord Related Parties by reason of any of the foregoing, Tenant shall, at Tenant's sole cost and expense, resist and defend such action or proceeding with counsel approved by Landlord or, at Landlord's option, reimburse Landlord for the cost of any counsel retained directly by Landlord to defend and resist such action or proceeding.

          B. Landlord and the Landlord Related Parties shall not be liable for, and Tenant hereby waives, all claims for loss or damage to Tenant's business or damage to person or property sustained by Tenant or any person claiming by, through or under Tenant [including Tenant's principals, agents and employees (collectively, the "Tenant Related Parties")] resulting from any accident or occurrence in, on or about the Premises, the Building or the Property, including, without limitation, claims for loss, theft or damage resulting from:
(1) the Premises, Building, or Property, or any equipment or appurtenances becoming out of repair; (2) wind or weather; (3) any defect in or failure to operate, for whatever reason, any sprinkler, heating or air-conditioning equipment, electric wiring, gas, water or steam pipes; (4) broken glass; (5) the backing up of any sewer pipe or downspout; (6) the bursting, leaking or running of any tank, water closet, drain or other pipe; (7) the escape of steam or water; (8) water, snow or ice being upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building;
(9) the falling of any fixture, plaster, tile or other material; (10) any act, omission or negligence of other tenants, licensees or any other persons or occupants of the Building or of adjoining or contiguous buildings, or owners of adjacent or contiguous property or the public, or by construction of any private, public or quasi-public work; or (11) any other cause of any nature except, as to items 19, where such loss or damage is due to Landlord's negligence or willful misconduct, or due to Landlord's willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs. To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises, and to use such other portions of the Building as Tenant is herein given the right to use, at Tenant's own risk.

          C. Landlord shall indemnify, defend and hold Tenant harmless from and against all liabilities, damages, losses, claims, and expenses, including reasonable attorneys' fees arising from any negligent act of Landlord or its officers, contractors, licensees, agents, employees, clients, or customers in or about the Building or

Premises, or arising from any breach or default under this Lease by Landlord. Landlord shall not be liable for any act or neglect of Tenant or any other tenant or occupant of the Building or any third parties. In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands or other similar cause in, above, upon or about the Premises or the Building, unless due to the negligence or willful misconduct of Landlord or its officers, contractors, licensees, agents, employees, clients or customers.

                        ARTICLE 19:  TENANT'S INSURANCE

          A. At all times commencing on and after the earlier of the Commencement Date and the date Tenant or its agents, employees or contractors enters the Premises for any purpose, Tenant shall carry and maintain, at its sole cost and expense:

              1. Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of Two Million Dollars ($2,000,000.00), with a contractual liability endorsement covering those of Tenant's indemnity obligations under this Lease customarily covered by such policies.

              2. All Risks of Physical Loss Insurance written at replacement cost value and with a replacement cost endorsement covering all of Tenant's Property in the Premises.

              3. Workers' Compensation Insurance as required by the state of Washington and in amounts as may be required by applicable statute, and Employers' Liability Coverage of One Million Dollars ($1,000,000.00) per occurrence.

          B. Except for items for which Landlord is responsible under Exhibit D, the Work Letter Agreement, before any repairs, alterations, additions, improvements, or construction are undertaken by or on behalf of Tenant, Tenant shall carry and maintain, at its expense, or Tenant shall require any contractor performing work on the Premises to carry and maintain, at no expense to Landlord, in addition to Workers' Compensation Insurance as required by the jurisdiction in which the Building is located, All Risk Builder's Risk Insurance in the amount of the replacement cost of any alterations, additions or improvements (or such other amount reasonably required by Landlord) and Commercial General Liability Insurance

(including, without limitation, Contractor's Liability coverage, Contractual Liability coverage and Completed Operations coverage,) written on an occurrence basis with a minimum combined single limit of Two Million Dollars ($2,000,000.00) and adding "the named Landlord hereunder (or any successor thereto) and its respective members, principals, beneficiaries, partners, officers, directors, employees, agents and any Mortgagee(s)", and other designees of Landlord as the interest of such designees shall appear, as additional insureds (collectively referred to as the "Additional Insureds").

          C. Any company writing any insurance which Tenant is required to maintain or cause to be maintained pursuant to the terms of this Lease (all such insurance as well as any other insurance pertaining to the Premises or the operation of Tenant's business therein being referred to as "Tenant's Insurance"), as well as the form of such insurance, shall at all times be subject to Landlord's reasonable approval, and each such insurance company shall have an A.M. Best rating of "A-" or better and shall be licensed and qualified to do business in the state in which the Premises is located. All policies evidencing Tenant's Insurance (except for Workers' Compensation Insurance) shall specify Tenant as named insured and the Additional Insureds as additional insureds. Provided that the coverage afforded Landlord and any designees of Landlord shall not be reduced or otherwise adversely affected, all of Tenant's Insurance may be carried under a blanket policy covering the Premises and any other of Tenant's locations. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) will give to Landlord and its designees at least thirty (30) days' advance written notice of any cancellation, termination or lapse of said insurance. Tenant shall be solely responsible for payment of premiums for all of Tenant's Insurance. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time Tenant's Insurance is first required to be carried by Tenant, and upon renewals at least fifteen (15) days prior to the expiration of any such insurance coverage, a certificate of insurance of all policies procured by Tenant in compliance with its obligations under this Lease. The limits of Tenant's Insurance shall in no event limit Tenant's liability under this Lease.

          D. Tenant shall not do or fail to do anything in, upon or about the Premises which will: (1) violate the terms of any of Landlord's insurance policies; (2) prevent Landlord from obtaining policies of insurance acceptable to Landlord or any Mortgagees; or (3) result in an increase in the rate of any insurance on the Premises, the Building, any other property of Landlord or of others within the Building. In the event of the occurrence of any of the events set forth in this Section, Tenant shall pay Landlord upon demand, as Additional Base Rental, the cost of the amount of any increase in any such insurance premium, provided that the acceptance by Landlord of such payment shall not be construed to be a waiver of any rights by Landlord in connection with a default by Tenant under the Lease. If Tenant fails to obtain the insurance coverage required by this Lease, Landlord may, at its option, obtain such insurance for Tenant, and Tenant shall pay, as Additional Base Rental, the cost of all premiums thereon and all of Landlord's costs associated therewith.

                           ARTICLE 20:  SUBROGATION

     Notwithstanding anything set forth in this Lease to the contrary, Landlord and Tenant do hereby waive any and all right of recovery, claim, action or cause of action against the other, their respective principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein, by reason of fire, the elements or any other cause, regardless of cause or origin, including the negligence of Landlord or Tenant, or their respective principals, beneficiaries, partners, officers, directors, agents and employees, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or in the future may issue, policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates. In the event that Tenant is permitted to and self-insures any risk which would have been covered by the insurance required to be carried by Tenant pursuant to Article 19 of the Lease, or if Tenant fails to carry any insurance required to be carried by Tenant pursuant to Article 19 of this Lease, then all loss or damage to Tenant, its leasehold interest, its business, its property, the Premises or any additions or improvements thereto or contents thereof shall be deemed covered by and recoverable by Tenant under valid and collectible policies of insurance.

                       ARTICLE 21:  LANDLORD'S INSURANCE

     Landlord shall procure and maintain commercial general liability insurance with broad form general liability endorsement covering all claims with respect to injuries or damages to persons or property sustained in, on or about the Building and the appurtenances thereto, including the sidewalks and alleyways adjacent thereto, with limits of liability no less than five million dollars ($5,000,000) combined single limit per occurrence and in the aggregate. Such limits may be achieved through the use of umbrella liability insurance otherwise meeting the requirements of this Article 21.

     Landlord will procure and maintain physical damage insurance covering all real and personal property, excluding property paid for by tenants and not reimbursed by Landlord or paid for by Landlord for which tenants have reimbursed Landlord, (but including the Tenant Improvements to the extent paid for by the Allowance) located on or in, or constituting a part of, the Building in an amount equal to at least ninety percent (90%) of replacement value of all such property with a coinsurance waiver. Such insurance shall afford coverage for damages resulting from (i) perils covered by what is commonly referred to as "all risk" coverage insurance (but excluding earthquake and flood if, in light of the costs and deductibles applicable to such coverage in the then current insurance market, the exclusion of such perils would be considered reasonable), and (ii) boilers and machinery coverage as appropriate for apparatus located in the Building.

                         ARTICLE 22:  CASUALTY DAMAGE

     If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that in Landlord's reasonable judgment, substantial alteration or reconstruction of the Building shall be required (whether or not the Premises has been damaged by such casualty) or in the event Landlord will not be permitted by applicable law to rebuild the Building in substantially the same form and area as existed prior to the fire or casualty or in the event the Premises has been materially damaged and there is less than two
(2) years of the Lease Term remaining on the date of such casualty or in the event any Mortgagee should require that the insurance proceeds in excess of $250,000 payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building (meaning an uninsured loss of $250,000 or more, unless Tenant pays for any uninsured loss in excess of that amount), Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty, provided such election to terminate must be made in good faith and not merely as a means to re-lease the Premises at rates more favorable than those set forth in this Lease. Such termination shall be effective as of the date of fire or casualty, with respect to any portion of the Premises that was rendered untenantable, and the effective date of termination specified in Landlord's notice, with respect to any portion of the Premises that remained tenantable. If Landlord does not elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building (provided that Landlord shall not be required to restore any unleased premises in the Building) and the Tenant Improvements (but excluding any improvements, alterations or additions made by Tenant in violation of this Lease) located within the Premises, if any, which Landlord has insured to substantially the same condition they were in immediately prior to the happening of the casualty. Notwithstanding the foregoing, Landlord's obligation to restore the Building, and the Tenant Improvements, if any, shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by the Landlord as a result of the casualty. Tenant shall have the right to terminate this Lease if (i) any such restoration of the Premises is not completed within 180 days after the date of such casualty and such delays prevent Tenant from occupying the Premises for Tenant's normal business operations; or (ii) the Premises are damaged within the last two (2) years of the Lease Term and such damage prevents Tenant from occupying the Premises for Tenant's normal business operations. When repairs to the Premises have been completed by Landlord, Tenant shall complete the restoration or replacement of all Tenant's Property necessary to permit Tenant's reoccupancy of the Premises, and Tenant shall present Landlord with evidence satisfactory to Landlord of Tenant's ability to pay such costs prior to Landlord's commencement of repair and restoration of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent on a per diem basis during the time and to the extent any damage to the Premises causes the Premises to be rendered untenantable and not used by Tenant. If the Premises or any other portion of the Building is damaged by fire or other casualty resulting from the negligence of Tenant or any Tenant Related Parties, the Rent hereunder shall not be diminished during any period during which the Premises, or any portion thereof, is untenantable (except to the extent Landlord is entitled to be reimbursed by the proceeds of any rental interruption insurance), and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds. Landlord and Tenant hereby waive the provisions of any law from time to time in effect during the Lease Term relating to the effect upon leases of partial or total destruction of leased property. Landlord and Tenant agree that their respective rights in the event of any damage to or destruction of the Premises shall be those specifically set forth herein.

                      ARTICLE 23:  INTENTIONALLY DELETED

                           ARTICLE 24:  CONDEMNATION

     If (a) the whole or any substantial part of the Premises or (b) any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease effective as of the date the physical taking of said Premises or said portion of the Building or Property shall occur. If any taking or condemnation materially impairs Tenant's ability to use the Premises for Tenant's uses, Tenant may elect to terminate this Lease effective as of the date of such taking by delivering written notice to Landlord. In the event this Lease is not terminated, the Rentable Area of the Building, the Rentable Area of the Premises and Tenant's Pro Rata Share shall be appropriately adjusted. In addition, Rent for any portion of the Premises so taken or condemned shall be abated during the unexpired term of this Lease effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant, which Tenant specifically reserves to itself.

                        ARTICLE 25:  EVENTS OF DEFAULT

     The following events shall be deemed to be events of default under this
Lease:

          A. Tenant shall fail to pay when due any Base Rental, Additional Base Rental or other Rent under this Lease and such failure shall continue for three
(3) business days after receipt of written notice from Landlord (hereinafter sometimes referred to as a "Monetary Default").

          B. Any failure by Tenant (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, including, without limitation, the rules and regulations, which failure is not cured within thirty
(30) days after receipt of notice of the occurrence of such failure, provided that if any such failure creates a hazardous condition, such failure must be cured immediately, and further provided, however, that with respect to any such non-hazardous default capable of being cured by Tenant which cannot be cured within thirty (30) days, the default shall not be deemed to be uncured if Tenant commences to cure within thirty (30) days and for so long as Tenant is diligently pursuing the cure thereof.

          C. Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall commit an act of bankruptcy or shall make an assignment for the benefit of creditors, or Tenant shall admit in writing its inability to pay its debts as they become due.

          D. Tenant shall file a petition under any section or chapter of the United States Bankruptcy Code, as amended, pertaining to bankruptcy, or under any similar law or statute of the United States or any State thereof, or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder; or a petition or answer proposing the adjudication of Tenant as a debtor or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof.

          E. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or of the Premises or of any of Tenant's Property located thereon in any proceeding brought by Tenant, or any such receiver or trustee shall be appointed in any proceeding brought against Tenant and shall not be discharged within sixty (60) days after such appointment or Tenant shall consent to or acquiesce in such appointment.

          F. The leasehold estate hereunder shall be taken on execution or other process of law or equity in any action against Tenant.

          G. The liquidation, termination, dissolution, forfeiture of right to do business, or death of Tenant.

                             ARTICLE 26:  REMEDIES

          A. Upon the occurrence of any event or events of default under this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed in Article 25 above) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations due [except as expressly prescribed in Article 25 above] and waives any and all other notices or demand requirements imposed by applicable law):

              1. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises upon termination of the Lease hereunder, Landlord may without prejudice to any other remedy which it may have, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said

Premises, or any part thereof, and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage, including consequential damage, which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, specifically including but not limited to all Costs of Reletting (hereinafter defined) and any deficiency that may arise by reason of any reletting or failure to relet.

              2. Enter upon and take possession of the Premises and expel or remove Tenant or any other person who may be occupying said Premises, or any part thereof, without having any civil or criminal liability therefor and without terminating this Lease. Landlord may (but shall be under no obligation to) relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant for such term or terms which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its absolute discretion may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Tenant agrees to pay Landlord on demand all reasonable Costs of Reletting and any deficiency that may arise by reason of such reletting or failure to relet. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any Rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant.

              3. Enter upon the Premises without having any civil or criminal liability therefor, and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any reasonable expense which Landlord may incur in thus affecting compliance with Tenant's obligations under this Lease together with interest at the lesser of a per annum rate equal to: (a) the Maximum Rate, or (b) the Prime Rate plus five percent (5%).

              4. In order to regain possession of the Premises and to deny Tenant access thereto in any instance in which Landlord has terminated this Lease or Tenant's right to possession, or to limit access to the Premises in accordance with local law in the event of a default by Tenant, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant. Landlord shall have no obligation to provide Tenant a key or grant Tenant access to the Premises so long as Tenant is in default under this Lease. Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys' fees, by reason of Landlord's alteration or change of any lock or other security device. Landlord may, without notice, remove and either dispose of or store, at Tenant's expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof.

              5. Terminate this Lease, in which event, Tenant shall immediately surrender the Premises to Landlord and pay to Landlord the sum of: (a) all Rent accrued hereunder through the date of termination, and, upon Landlord's determination thereof, (b) an amount equal to: the total Rent that Tenant would have been required to pay for the remainder of the Lease Term discounted to present value at the Prime Rate then in effect, minus the then present fair rental value of the Premises for the remainder of the Lease Term, similarly discounted, after deducting all anticipated Costs of Reletting (as defined below).

          B. For purposes of this Lease, the term "Costs of Reletting" shall mean all reasonable costs and expenses incurred by Landlord in connection with the reletting of the Premises, including without limitation, the cost of cleaning, renovation, repairs, decoration and alteration of the Premises for a new tenant or tenants, advertisement, marketing, brokerage and legal fees (if and to the extent permitted by law), the cost of protecting or caring for the Premises while vacant, the cost of removing and storing any property located on the Premises, any increase in insurance premiums caused by the vacancy of the Premises and any other out-of-pocket expenses reasonably incurred by Landlord including tenant incentives, allowances and inducements.

          C. Except as otherwise herein provided, no repossession or re-entering of the Premises or any part thereof pursuant to Article 26 hereof or otherwise shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. Notwithstanding any such repossession or re-entering by reason of the occurrence of an event of default, Tenant will pay to Landlord the Rent required to be paid by Tenant pursuant to this Lease.

          D. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

          E. This Article 26 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

                ARTICLE 27:  LIMITATION OF LIABILITY; GUARANTY

          A. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD HEREUNDER) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING AND ANY PROCEEDS THEREOF, AND TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN THE BUILDING AND THE PROCEEDS THEREOF FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST THE LANDLORD, IT BEING INTENDED THAT NEITHER LANDLORD NOR ANY MEMBER, PRINCIPAL, PARTNER, SHAREHOLDER, OFFICER, DIRECTOR OR BENEFICIARY OF LANDLORD SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR AN ALLEGED DEFAULT BY LANDLORD HEREUNDER, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES NOTICE AND REASONABLE TIME TO CURE SUCH ALLEGED DEFAULT BY LANDLORD. IN ADDITION, TENANT ACKNOWLEDGES THAT ANY ENTITY MANAGING THE BUILDING ON BEHALF OF LANDLORD, OR WHICH EXECUTES THIS LEASE AS AGENT FOR LANDLORD, IS ACTING SOLELY IN ITS CAPACITY AS AGENT FOR LANDLORD AND SHALL NOT BE LIABLE FOR ANY OBLIGATIONS, LIABILITIES, LOSSES OR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, ALL OF WHICH ARE EXPRESSLY WAIVED BY TENANT.

          B. Notwithstanding anything to the contrary contained in this Section 27 or elsewhere in this Lease, the obligations of Landlord to complete Landlord's Work and the Initial Tenant Improvements, as provided in Article 3, and cause the Commencement Date to occur, subject to all other terms and conditions of this Lease, are hereby guaranteed by Wright Runstad Associates Limited Partnership, a Washington limited partnership ("Guarantor"), and upon any transfer described in Section 38.E the obligations of Guarantor shall continue unmodified and in full force and effect, and the Guarantor shall not be relieved of any such liabilities or obligations by reason of such transfer.
Upon fulfillment of the above-described
obligations and expiration of the warranty period in Article 3 above, Guarantor's obligations hereunder shall terminate.

                            ARTICLE 28:  NO WAIVER

     Failure of Landlord to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default shall not constitute a waiver of such default, nor shall it constitute an estoppel against Landlord, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by Landlord to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

                       ARTICLE 29:  EVENT OF BANKRUPTCY

     In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then, to the extent permitted by law:

          A. "Adequate protection" of Landlord's interest in the Premises pursuant to the provisions of Section 361 and 363 (or their successor sections) of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., (such Bankruptcy Code as amended from time to time being herein referred to as the "Bankruptcy Code"), prior to assumption and/or assignment of the Lease by Tenant shall include, but not be limited to all (or any part) of the following:

              1. the continued payment by Tenant of the Base Rental and all other Rent due and owing hereunder and the performance of all other covenants and obligations hereunder by Tenant;

              2. the furnishing of an additional/new security deposit by Tenant in the amount of three (3) times the then current monthly Base Rental.

          B. "Adequate assurance of future performance" by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new Security Deposit in the amount of three (3) times the then current monthly Base Rental payable hereunder.

          C. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability.

          D. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of the Landlord under this Lease, whether or not expressly denominated as "Rent," shall constitute "rent" for the purposes of Section 502(b)(6) of the Bankruptcy Code.

          E. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord (including Base Rentals and other Rent hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust by Tenant or Tenant's bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

          F. If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed offer/assignment, setting forth: (1) the name and address of such person or entity, (2) all of the terms and conditions of such offer, and (3) the adequate assurance to be provided Landlord to assure such person's or entity's future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such persons or entity, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

          G. To the extent permitted by law, Landlord and Tenant agree that this Lease is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of Sections 365(c) and 365(e)(2) of the Bankruptcy Code.

                       ARTICLE 30:  WAIVER OF JURY TRIAL

     Landlord and Tenant hereby waive any right to a trial by jury in any action or proceeding based upon, or related to, the subject matter of this Lease. This waiver is knowingly, intentionally, and voluntarily made by Tenant, and Tenant acknowledges that neither Landlord nor any person acting on behalf of Landlord has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. Tenant further acknowledges that it has been represented (or has had the opportunity to be represented) in the signing of this Lease and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel.

                           ARTICLE 31:  HOLDING OVER

     In the event of holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to Articles 25 and 26 hereof, occupancy of the Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year. Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to 135% of the sum of the Base Rental and Additional Base Rental due for the period immediately preceding such holding over, provided that in no event shall Base Rental and Additional Base Rental during the holdover period be less than the fair market rental for the Premises. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the term of this Lease shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise. In addition to the obligation to pay the amounts set forth above during any such holdover period, Tenant also shall be liable to Landlord for all damage, including any consequential damage, which Landlord may suffer by reason of any holding over by Tenant, and Tenant shall indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

         ARTICLE 32:  SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE

     Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust, ground lease or other lien presently existing or hereafter arising upon the Premises, or upon the Building and/or the Property and to any renewals, modifications, refinancings and extensions thereof (any such mortgage, deed of trust, lease or other lien being hereinafter referred to as a "Mortgage", and the person or entity having the benefit of same being referred to hereinafter as a "Mortgagee"), but Tenant agrees that any such Mortgagee shall have the right at any time to subordinate such Mortgage to this Lease on such terms and subject to such conditions as such Mortgagee may deem appropriate in its discretion. This clause shall be self-operative and no further instrument of subordination shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any Mortgage, and Tenant agrees upon demand to execute such further instruments subordinating this Lease, acknowledging the subordination of this Lease or attorning to the holder of any such Mortgage as Landlord may request. Notwithstanding the foregoing, any such subordination by Tenant shall be conditioned upon Tenant's receipt from the Mortgagee of a nondisturbance agreement on terms reasonably acceptable to Tenant. Landlord shall also use its commercially reasonably best efforts to obtain a nondisturbance from any Mortgagee on the Property as of the date this Lease is signed, if any. In the event that Tenant should fail to execute any subordination or other agreement required by this Article promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest in Landlord and is accordingly irrevocable. If any person shall succeed to all or part of Landlord's interests in the Premises whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if and as so requested or required by such successor-in-interest, Tenant shall, without charge, attorn to such successor-in-interest. Tenant agrees that it will from time to time upon request by Landlord and, within five (5) days of the date of such request, execute and deliver to such persons as Landlord shall request an estoppel certificate or other similar statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which Rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

                         ARTICLE 33:  ATTORNEYS' FEES

     In the event that Landlord or Tenant should retain counsel and/or institute any suit against the other for violation of or to enforce any of the covenants or conditions of this Lease, or should either party institute any suit against the other for violation of any of the covenants or conditions of this Lease, or should either party intervene in any suit in which the other is a party to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to all of its costs, expenses and reasonable fees of its attorney(s) (if and to the extent permitted by law) in connection therewith.

                              ARTICLE 34:  NOTICE

     Whenever any demand, request, approval, consent or notice ("Notice") shall or may be given to either of the parties by the other, each such Notice shall be in writing and shall be sent by registered or certified mail with return receipt requested, or sent by personal delivery or by overnight courier service (such as Federal Express) at the respective addresses of the parties for notices as set forth in Section 1(A)(11) of this Lease. Any Notice under this Lease delivered by registered or certified mail shall be deemed to have been given, delivered, received and effective on the earlier of (a) the third business day following the day on which the same shall have been mailed with sufficient postage prepaid or (b) the delivery date indicated on the return receipt. Notice sent by overnight courier service shall be deemed given, delivered, received and effective upon the business day after such notice is delivered to or picked up by the overnight courier service, and notice by personal delivery shall be deemed given on the day received. Either party may, at any time, change its Notice Address by giving the other party Notice stating the change and setting forth the new address.

                         ARTICLE 35:  LANDLORD'S LIEN

     Landlord shall have all statutory lien rights for Rent

                         ARTICLE 36:  EXCEPTED RIGHTS

     This Lease does not grant any rights to light or air over or about the Building, except as provided in Section 38(S). Landlord specifically excepts and reserves to itself the use of any roofs, the exterior portions of the Premises, all rights to the land and improvements below the improved floor level of the Premises, the improvements and air rights above the Premises and the improvements and air rights located outside the demising walls of the Premises, and such areas within the Premises as are required for installation of utility lines and other installations required to serve any occupants of the Building and the right to maintain and repair the same, and no rights with respect thereto are conferred upon Tenant unless otherwise specifically provided herein. Landlord further reserves to itself the right from time to time: (a) to change the Building's name; (b) to install, fix and maintain signs on the exterior and interior of the Building; (c) to designate and approve window coverings; (d) to make any decorations, alterations, additions, improvements to the Building, or any part thereof (including the Premises) which Landlord shall desire, or deem necessary for the safety, protection, preservation or improvement of the Building, or as Landlord may be required to do by law, provided that Landlord shall use all reasonable efforts to minimize interference with Tenant's business operations when performing such functions; (e) to have access to the Premises to perform its duties and obligations and to exercise its rights under this Lease; (f) to retain at all times and to use pass-keys to all locks within and into the Premises; (g) to approve the weight, size, or location of heavy equipment, or articles in and about the Premises; (h) to close or restrict access to the Building at all times other than Normal Business Hours subject to Tenant's right to admittance at all times under such regulations as Landlord may prescribe from time to time, or to close (temporarily or permanently) any of the entrances to the Building; (i) to change the arrangement and/or location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building; (j) if Tenant has vacated the Premises during the last six (6) months of the Lease Term, to perform additions, alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof without being responsible or liable for the value or preservation of any then existing improvements to the Premises; and (k) to grant to anyone the exclusive right to conduct any business or undertaking in the Building. Landlord, in accordance with Article 15 hereof, shall have the right to enter the Premises in connection with the exercise of any of the rights set forth herein and such entry into the Premises and the performance of any work therein shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

                      ARTICLE 37:  SURRENDER OF PREMISES

     At the expiration or earlier termination of this Lease or Tenant's right of possession hereunder, Tenant shall remove all Tenant's Property from the Premises, remove all Required Removables designated by Landlord at the time of initial consent to Tenant's alterations and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear excepted. If Tenant fails to remove any of Tenant's Property within one (1) day after the termination of this Lease or Tenant's right to possession hereunder, Landlord, at Tenant's sole cost and expense, shall be entitled to remove and/or store such Tenant's Property and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all expenses caused by such removal and all storage charges against such property so long as the same shall be in the possession of Landlord or under the control of Landlord. In addition, if Tenant fails to remove any Tenant's Property from the Premises or storage, as the case may be, within ten (10) days after written notice from Landlord, Landlord, at its option, may deem all or any part of such Tenant's Property to have been abandoned by Tenant and title thereof shall immediately pass to Landlord.

                          ARTICLE 38:  MISCELLANEOUS

          A. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. This Lease represents the result of negotiations between Landlord and Tenant, each of which has been (or has had opportunity to be) represented by counsel of its own selection, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Consequently, Landlord and Tenant agree that the language in all parts of the Lease shall in all cases be construed as a whole according to its fair meaning and neither strictly for nor against Landlord or Tenant.

          B.  Landlord agrees that Tenant may record a memorandum of this Lease.

          C. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state of Washington.

          D. Events of "Force Majeure" shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental law, regulations or restrictions and any other cause (other than financial ability) that is beyond the reasonable control of Landlord. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure, except as otherwise set forth in this Lease.

          E. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

          F. Tenant hereby represents to Landlord that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers other than the Broker claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of the Broker and any brokers claiming to have represented Landlord in connection with this Lease. Landlord agrees to pay a brokerage commission to Broker in accordance with the terms of a written commission agreement between Landlord and Broker.

          G. Agency Disclosure. Broderick Group, Inc. represents both Landlord and Tenant in connection with this Lease. Landlord and Tenant hereby confirm that they were timely advised of the dual representation, that they consent to the same, and that they do not expect said broker to disclose to either party the confidential information of the other party. Landlord shall pay Broderick Group, Inc. a commission of Four and 50/100 Dollars ($4.50) per rentable square foot of the Initial Premises, which commission shall be earned and paid one-half ( 1/2) upon execution of this Lease and one-half ( 1/2) upon Tenant's occupancy of the Premises, provided that no payment shall be made until the start of construction (as defined in Article 4 above). No commission shall be paid on any option or expansion space except for expansion space with a Rent Commencement Date within the first twelve (12) months of the Initial Term.

          H. Landlord and Tenant, by their execution of this Lease, each acknowledge and agree that they have timely received a pamphlet on the law of real estate agency as required under RCW 18.86.030(1)(f).

          I. If there is more than one Tenant, or if the Tenant is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

          J. In the event Tenant is a corporation (including any form of professional association), partnership (general or limited), or other form of organization other than an individual (each such entity is individually referred to herein as an "Organizational Entity"), then Tenant hereby covenants, warrants and represents: (1) that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant; (2) that this Lease is binding upon Tenant;
(3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located; and (4) that the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound. If Tenant is an Organizational Entity, upon request, Tenant will, prior to the Commencement Date, deliver to Landlord true and correct copies of all organizational documents of Tenant, including, without limitation, copies of an appropriate resolution or consent of Tenant's board of directors or other appropriate governing body of Tenant authorizing or ratifying the execution and delivery of this Lease, which resolution or consent will be duly certified to Landlord's satisfaction by an appropriate individual with authority to certify such documents, such as the secretary or assistant secretary or the managing general partner of Tenant.

          K. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant's financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease. At any time during the Lease Term, Tenant shall provide Landlord, upon ten (10) days' prior written notice from Landlord, with a current financial statement and financial statements of the two (2) years prior to the current financial statement year and such other information as Landlord or its Mortgagee may reasonably request in order to create a "business profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant, and shall be delivered subject to reasonable nondisclosure agreements acceptable to Tenant.

          L. Except as expressly otherwise herein provided, with respect to all required acts of Tenant and Landlord, time is of the essence of this Lease.
This Lease shall create the relationship of Landlord and Tenant between the parties hereto.

          M. This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and Tenant and their respective permitted successors and assigns.

          N. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant's obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

          O. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no affect upon the construction or interpretation of any part hereof.

          P. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or option. This Lease shall not be effective until an original of this Lease is executed by both Landlord and Tenant.

          Q. Quiet Enjoyment. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms of this Lease (including, without limitation, Article 32 hereof), provided that Tenant pays the Rent herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Landlord's interest hereunder.

          R. Americans With Disabilities Act. Landlord will insure that at the Commencement Date the Common Areas of the Building, and the shell and core, shall be in compliance with the Americans With Disabilities Act. Tenant shall be responsible for seeing that the Tenant Improvements are designed in accordance with the Americans With Disabilities Act.

          S. Roof Rights. Landlord shall allow Tenant to place one or more satellite dishes or antennas on the roof of the Building, at market rates, and subject to such other terms and conditions as Landlord and Tenant may reasonably agree. The agreed market rates for the first five (5) years of the Lease term are attached hereto as Exhibit G. Such rates shall thereafter adjust to market. Tenant shall be solely responsible for obtaining all permits and approvals in connection with such satellite dishes or antennas, and the costs of such permits and approvals and the installation costs shall be borne solely by Tenant, which amount Tenant may charge against the Allowance.

          T.  Environmental

              (1) Hazardous Materials. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials. Tenant shall not knowingly allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances of materials, nor allow to be brought into the Project any such materials or substances except to use for general office purposes and the other permitted uses in the ordinary course of Tenant's business. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., any applicable state or local laws and the regulations adopted under these acts. If any governmental agency or lender (in its reasonable judgment) shall ever require testing to ascertain whether or not there has been any release of hazardous materials and such testing indicates that Tenant has violated any of the terms and conditions of this section, then, in addition to any other rights and remedies available hereunder or at law or in equity, the reasonable costs of such testing shall be reimbursed by Tenant to Landlord upon demand as additional charges. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Lease Term.

              (2) Landlord's Representation. To the actual knowledge of Landlord, after reasonable investigation, neither the Building nor the underlying land contains any hazardous substances or materials in excess of levels permitted by applicable laws.

          U. Competitors. Landlord shall not lease space in the Building, or in Buildings 4 or 5 if Tenant then has leased at least 30,000 rentable square feet in such building, to the following competitors of Tenant (unless the space leased to such party `exceeds ten thousand (10,000) rentable square feet):
Pivotal, Siebel Systems, Vantive, Aurum, Clarify and SalesLogix. Landlord shall notify Tenant in writing if Landlord is requested to consent to a sublease to any of the foregoing entities. Tenant shall be entitled to update such list of excluded competitors, as reasonable necessary from time to time, and subject to Landlord's reasonable approval to include other entities whose primary business is the design, manufacture and sale of software focused in the area of customer information management.

          V. Estoppel Certificates. In addition to the obligations of Tenant under the Lease, Tenant agrees that it will from time to time upon request of Landlord, within ten (10) days after the date of such request, execute and deliver to such persons as Landlord shall request an estoppel certificate or other similar statement certifying that: i) the Tenant is presently solvent and free from reorganization and/or bankruptcy and is in occupancy, open, and conducting business in the Premises, (ii) the operation and use of the Premises do not involve the generation, treatment, storage, etc. of hazardous substance, etc. (except as permitted in the Lease), (iii) the rent payable per year, (iv) the Lease represents the entire agreement between the parties, (v) the expiration date, (vi) all conditions to be performed by the Landlord have been satisfied, (vii) all required contributions by Landlord to Tenant on account of Tenant improvements have been received,
(viii) no rental has been paid more than one month in advance and no security has been deposited with Landlord except as otherwise noted and, (ix) the rentable square footage of the Premises.

                         ARTICLE 39:  ENTIRE AGREEMENT

     This Lease Agreement, including the following Exhibits:

     Exhibit A    - Outline and Location of Premises
     Exhibit A-1  - Legal Description of Property
     Exhibit B    - Rules and Regulations
     Exhibit C    - Commencement Letter
     Exhibit D    - Landlord's Work
     Exhibit D-1  - Bare Shell and Core
     Exhibit D-2  - Building Plans and Specifications
     Exhibit E    - Signage Criteria
     Exhibit F    - Building Electrical Specifications
     Exhibit G    - Roof Rates

constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. TENANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT LANDLORD HAS NOT MADE AND IS NOT MAKING, AND TENANT, IN EXECUTING AND DELIVERING THIS LEASE, IS NOT RELYING UPON, ANY WARRANTIES, REPRESENTATIONS, PROMISES OR STATEMENTS, EXCEPT TO THE EXTENT THAT THE SAME ARE EXPRESSLY SET FORTH IN THIS LEASE. ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THE PARTIES ARE MERGED IN THIS LEASE WHICH ALONE FULLY AND COMPLETELY EXPRESSES THE AGREEMENT OF THE PARTIES, NEITHER PARTY RELYING UPON ANY STATEMENT OR REPRESENTATION NOT EMBODIED IN THIS LEASE. THIS LEASE MAY BE MODIFIED ONLY BY A WRITTEN AGREEMENT SIGNED BY LANDLORD AND TENANT

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:                                  WRC SUNSET NORTH LLC

                                           By: Wright Runstad Associates Limited
                                           Partnership, a Washington limited
                                           partnership, its Member

                                           By: Wright Runstad & Company, a
                                           Washington corporation, its general
                                           partner



                                           By:   JON F. NORDBY
                                              ------------------------------
                                           Its:   Exec. Vice President
                                               -----------------------------

TENANT:                                    ONYX SOFTWARE CORPORATION



                                           By:   BRENT FREI
                                              ------------------------------
                                           Its:   CEO / President
                                               -----------------------------

GUARANTOR:                                 WRIGHT RUNSTAD ASSOCIATES LIMITED
                                           PARTNERSHIP, a Washington limited
                                           partnership, signing solely for the
                                           purposes set forth in Section 27
                                           above


                                           By: WRIGHT RUNSTAD & COMPANY, a
                                           Washington corporation, its general
                                           partner



                                           By:   JON F. NORDBY
                                              ------------------------------
                                           Its:   Exec. Vice President
                                               -----------------------------

                           LANDLORD ACKNOWLEDGMENTS

STATE OF WASHINGTON  )
                     ) ss:
COUNTY OF KING       )

     I, the undersigned, a Notary Public, in and for the County and State
aforesaid, do hereby certify that    Jon F. Nordby                , personally
                                  --------------------------------
known to me to be the   Exec. V.P.        of Wright Runstad & Company, the
                      -------------------
general partner of Wright Runstad Associates Limited Partnership, a Member of SUNSET NORTH L.L.C., a Washington limited liability company, the Landlord in the foregoing instrument, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such officer of said entity being authorized so to do, he executed the foregoing instrument on behalf of said entity, by subscribing the name of such entity by himself as such officer, as a free and voluntary act, and as the free and voluntary act and deed of said entity under the foregoing instrument for the uses and purposes therein set forth.

     GIVEN under my hand and official seal this  19th  day of  June     , 1998
                                                -------       ----------    --



                              Notary Public: JANICE E. BLACKMORE
                                             --------------------
                              Printed Name:  Janice E. Blackmore
                                             --------------------
                              Residing at:      Seattle
                                           ----------------------
                              My Commission expires:   9/9/00
                                                     ------------

                             TENANT ACKNOWLEDGMENT


STATE OF WASHINGTON  )
                     ) ss:
COUNTY OF KING       )

     On this the  26  day of  June     , 1998, before me a Notary Public duly
                 ----        ----------
authorized in and for the said County in the State aforesaid to take
acknowledgments personally appeared  Brent Frei           known to me to be the
                                    ---------------------
  CEO/President       of ONYX SOFTWARE CORPORATION, the Tenant in the
---------------------
foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                              Notary Public:    JAMIE WESTLUND
                                             -------------------
                              Printed Name:     Jamie Westlund
                                            --------------------
                              Residing at:    Seattle
                                           ---------------------
                              My Commission expires:    2/4/01
                                                     -----------

STATE OF WASHINGTON  )
                     ) ss:
COUNTY OF KING       )

     THIS IS TO CERTIFY that on this  19th   day of   June    , 1998, before me,
                                     -------        ----------
the undersigned, a notary public in and for the state of Washington, duly
commissioned and sworn, personally appeared  Jon F. Nordby            , to me
                                            --------------------------
known to be the   Exec. V.P.          of WRIGHT RUNSTAD & COMPANY, the
                ---------------------
corporation that executed the within and foregoing instrument on behalf of and as general partner for WRIGHT RUNSTAD ASSOCIATES LIMITED PARTNERSHIP, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation and limited partnership respectively for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument.

     WITNESS my hand and official seal the day and year in this certificate first above written.

                              Signature    JANICE E. BLACKMORE
                                        -------------------------------
                              Printed Name:   Janice E. Blackmore
                                            ---------------------------
                              Notary Public for the state of Washington
                              residing at   Seattle
                                          -----------------------------
                              My appointment expires     9/9/00
                                                     ------------------